Annual Report
and Prospectus

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE(R)
CORE BOND FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
JULY 31, 2007
(Prospectus also enclosed)


RIVERSOURCE CORE BOND FUND SEEKS
TO PROVIDE SHAREHOLDERS WITH A
HIGH TOTAL RETURN THROUGH CURRENT
INCOME AND CAPITAL APPRECIATION.

This annual report includes a prospectus that describes in detail the Fund's objective, investment strategy, risks, sales charges, fees and other matters of interest. Please read the prospectus carefully before you invest or send money.

LETTER TO SHAREHOLDERS

Dear Fellow RiverSource Funds Shareholder:

At RiverSource Funds, we are focused on delivering consistent and competitive investment results. Yet our commitment to shareholders extends beyond investment performance to include providing Insightful Solutions for Today's Investor(R). What this means is that we remain dedicated to offering innovative products such as our Advice-Built Solutions(SM) that are designed to help you achieve your financial goals.

Our Advice-Built Solutions embed investment advice such as asset allocation and rebalancing into the investment management process. Advice-embedded solutions are among the fastest growing investment products in the financial industry in part because investors find them easy to understand and use in a portfolio. At RiverSource Funds, we have been at the forefront of this movement with innovative products such as our Income Builder, Portfolio Builder and Retirement Plus(SM) Series of funds in addition to RiverSource(R) Strategic Allocation Fund.

Your financial professional provides a wide range of investment and planning services in addition to helping you select mutual funds for your portfolio. We encourage you to talk with your financial professional about our Advice-Built Solutions and how they may help you reach your specific goals whether you are saving for retirement or paying for future college expenses or health care expenses.

Thank you for investing with RiverSource Funds and for your continued support.

Sincerely,


/s/ STEPHEN R. LEWIS, JR.          /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.              Patrick T. Bannigan
Chairman of the Boards             President, RiverSource Funds

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS

Fund Snapshot.......................      3

Performance Summary.................      5

Questions & Answers
   with Portfolio Management........      8

The Fund's Long-term Performance ...     12

Fund Expenses Example...............     14

Investments in Securities...........     17

Financial Statements................     30

Notes to Financial Statements.......     36

Report of Independent Registered
   Public Accounting Firm...........     60

Federal Income Tax Information......     61

Board Members and Officers..........     66

Approval of Investment Management
   Services Agreement...............     70

Proxy Voting........................     72

Change in Independent Registered
   Public Accounting Firm...........     72

          (DALBAR LOGO)

The RiverSource mutual fund
shareholder reports have been
awarded the Communications Seal
from Dalbar Inc., an independent
financial services research firm.
The Seal recognizes communications
demonstrating a level of
excellence in the industry.

--------------------------------------------------------------------------------

 2 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

FUND SNAPSHOT AT JULY 31, 2007

FUND OBJECTIVE

RiverSource Core Bond Fund seeks to provide shareholders with a high total return through current income and capital appreciation.

SECTOR BREAKDOWN

Percentage of portfolio assets
(PIE CHART)

Mortgage-Backed                                                                  38.9%
U.S. Government Obligations & Agencies                                           18.3%
Cash & Cash Equivalents                                                          17.0%
Corporate Bonds (1)                                                              16.6%
Commercial Mortgage-Backed                                                        7.3%
Asset-Backed                                                                      1.9%

(1) Includes Financials 7.1%, Telecommunication 3.7%, Utilities 2.0%, Consumer Discretionary 1.4%, Consumer Staples 1.4%, Energy 0.4%, Health Care 0.4% and Industrials 0.2%.

QUALITY BREAKDOWN

Percentage of bond portfolio assets
(PIE CHART)

AAA bonds                                                                        79.0%
AA bonds                                                                          3.1%
A bonds                                                                           5.3%
BBB bonds                                                                        12.0%
Non-investment grade bonds                                                        0.6%

Bond ratings apply to underlying holdings of the Fund and not the Fund itself. Whenever possible, the Standard and Poor's rating is used to determine the credit quality of a security. Standard and Poor's rates the creditworthiness of corporate bonds, with 15 categories, ranging from AAA (highest) to D (lowest). Ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. If Standard and Poor's doesn't rate a security, then Moody's rating is used. RiverSource Investments, LLC, the Fund's investment manager, rates a security using an internal rating system when Moody's doesn't provide a rating.

There are risks associated with an investment in a bond fund, including the impact of interest rates and credit. These and other risk considerations are discussed in the fund's prospectus. In general, bond prices rise when interest rates fall and vice versa. This effect is usually more pronounced for longer-term securities.

--------------------------------------------------------------------------------

                             RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  3

FUND SNAPSHOT AT JULY 31, 2007

STYLE MATRIX


        DURATION
SHORT    INT.     LONG
          X                    HIGH
                              MEDIUM     QUALITY
                               LOW

Shading within the style matrix indicates areas in which the Fund generally invests.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and serves as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

PORTFOLIO MANAGERS

                             YEARS IN INDUSTRY
Jamie Jackson, CFA                  19
Scott Kirby                         28
Tom Murphy, CFA                     21

FUND FACTS

                        TICKER SYMBOL   INCEPTION DATE
Class A                     ACBAX          06/19/03
Class B                     ABOBX          06/19/03
Class C                        --          06/19/03
Class I                     ABDIX          03/04/04
Class R2                       --          12/11/06
Class R3                       --          12/11/06
Class R4(1)                 RSCFX          06/19/03
Class R5                       --          12/11/06
Class W                     RCBWX          12/01/06
(1) Effective Dec. 11, 2006, Class Y was renamed Class
    R4.
Total net assets                        $309.8 million
Number of holdings                              320
Weighted average life(2)                  7.5 years
Effective duration(3)                     4.7 years
Weighted average bond rating(4)                 AA+

(2) WEIGHTED AVERAGE LIFE measures a bond's maturity, which takes into consideration the possibility that the issuer may call the bond before its maturity date.
(3) EFFECTIVE DURATION measures the sensitivity of a security's price to parallel shifts in the yield curve (the graphical depiction of the levels of interest rates from two years out to 30 years). Positive duration means that as rates rise, the price decreases, and negative duration means that as rates rise, the price increases.
(4) WEIGHTED AVERAGE BOND RATING represents the average credit quality of the underlying bonds in the portfolio.

--------------------------------------------------------------------------------

 4 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

                             PERFORMANCE COMPARISON
                        For the year ended July 31, 2007

                                  (BAR CHART)

RiverSource Core Bond Fund Class A (excluding
  sales charge)                                         +4.75

Lehman Brothers Aggregate Bond Index (unmanaged)        +5.58

Lipper Intermediate Investment Grade Debt Funds
  Index                                                 +5.07

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 4.75% sales charge applicable to Class A shares of the Fund is not reflected in the bar chart. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.

ANNUAL OPERATING EXPENSE RATIO (AS OF THE CURRENT PROSPECTUS)

                                                  TOTAL                   NET EXPENSES(A)
Class A                                           1.09%                        0.89%
Class B                                           1.85%                        1.65%
Class C                                           1.85%                        1.65%
Class I                                           0.66%                        0.50%
Class R2(b)                                       1.45%                        1.30%
Class R3(b)                                       1.19%                        1.05%
Class R4(c)                                       0.95%                        0.77%
Class R5(b)                                       0.71%                        0.55%
Class W(d)                                        1.08%                        0.95%

(a) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2008, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), will not exceed 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.50% for Class I, 1.30% for Class R2, 1.05% for Class R3, 0.77% for Class R4, 0.55% for Class R5 and 0.95% for Class W.
(b)  Inception date for Class R2, Class R3 and Class R5 was Dec. 11, 2006.
(c)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(d)  Inception date for Class W was Dec. 1, 2006.

--------------------------------------------------------------------------------

                             RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  5

PERFORMANCE SUMMARY

AVERAGE ANNUAL TOTAL RETURNS

AT JULY 31, 2007
                                                          SINCE
WITHOUT SALES CHARGE                 1 YEAR   3 YEARS   INCEPTION
 Class A (inception 6/19/03)         +4.75%   +3.39%     +2.35%
 Class B (inception 6/19/03)         +3.85%   +2.60%     +1.58%
 Class C (inception 6/19/03)         +3.85%   +2.59%     +1.57%
 Class I (inception 3/4/04)          +5.01%   +3.68%     +3.01%
 Class R2 (inception 12/11/06)         N/A      N/A      +0.67%*
 Class R3 (inception 12/11/06)         N/A      N/A      +0.83%*
 Class R4** (inception 6/19/03)      +4.81%   +3.52%     +2.49%
 Class R5 (inception 12/11/06)         N/A      N/A      +1.14%*
 Class W (inception 12/1/06)           N/A      N/A      +0.58%*

WITH SALES CHARGE
 Class A (inception 6/19/03)         -0.22%   +1.73%     +1.15%
 Class B (inception 6/19/03)         -1.15%   +1.34%     +1.14%
 Class C (inception 6/19/03)         +2.85%   +2.59%     +1.57%

--------------------------------------------------------------------------------

 6 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

PERFORMANCE SUMMARY

AT JUNE 30, 2007
                                                          SINCE
WITHOUT SALES CHARGE                 1 YEAR   3 YEARS   INCEPTION
 Class A (inception 6/19/03)         +5.40%   +3.50%     +2.25%
 Class B (inception 6/19/03)         +4.60%   +2.67%     +1.48%
 Class C (inception 6/19/03)         +4.60%   +2.67%     +1.47%
 Class I (inception 3/4/04)          +5.88%   +3.78%     +2.92%
 Class R2 (inception 12/11/06)         N/A      N/A      +0.08%*
 Class R3 (inception 12/11/06)         N/A      N/A      +0.22%*
 Class R4** (inception 6/19/03)      +5.57%   +3.59%     +2.38%
 Class R5 (inception 12/11/06)         N/A      N/A      +0.49%*
 Class W (inception 12/1/06)           N/A      N/A      +0.07%*

WITH SALES CHARGE
 Class A (inception 6/19/03)         +0.39%   +1.83%     +1.02%
 Class B (inception 6/19/03)         -0.40%   +1.40%     +1.02%
 Class C (inception 6/19/03)         +3.60%   +2.67%     +1.47%

Class A share performance reflects the maximum sales charge of 4.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.

  * Not annualized.
 ** Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                             RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  7

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

Below, the portfolio management team for RiverSource Core Bond Fund discusses the Fund's results and positioning for the 12 months ended July 31, 2007.

At July 31, 2007, approximately 84% of the Fund's shares were owned in the aggregate by affiliated funds-of-funds managed by RiverSource Investments, LLC (RiverSource). As a result of asset allocation decisions by RiverSource, it is possible RiverSource Core Bond Fund may experience relatively large purchases or redemptions from affiliated funds-of-funds (see page 46, Class I capital share transactions for related activity during the most recent fiscal period). RiverSource seeks to minimize the impact of these transactions by structuring them over a reasonable period of time. RiverSource Core Bond Fund may experience increased expenses as it buys and sells securities as a result of purchases or redemptions by affiliated funds-of-funds. For more information on the Fund's expenses, see the discussions beginning on pages 14 and 43.

Q: How did RiverSource Core Bond Fund perform for the 12-month period?

A: RiverSource Core Bond Fund's Class A shares (excluding sales charge) returned 4.75% for the 12 months ended July 31, 2007. The Fund underperformed its benchmark, the unmanaged Lehman Brothers Aggregate Bond Index (Lehman Index), which gained 5.58%. The Fund's peer group, as represented by the Lipper Intermediate Investment Grade Debt Funds Index, returned 5.07% during the same period.

   MODESTLY DECLINING INTEREST RATES, GENERALLY SOLID RETURNS FROM U.S. BONDS AND INCREASED VOLATILITY AMONG THE SPREAD SECTORS, OR NON-TREASURY SECTORS OF THE FIXED INCOME MARKET, HAD THE GREATEST IMPACT ON THE FUND.


Q: What factors most significantly affected the Fund's performance?

A: Modestly declining interest rates, generally solid returns from U.S. bonds and increased volatility among the spread sectors, or non-Treasury sectors of the fixed income market, had the greatest impact on the Fund. For much of the annual period, interest rates actually rose across the yield curve as the fixed income market dropped its expectations of Federal Reserve Board (Fed) easing later this year. However, in July 2007, the U.S. Treasury market rallied strongly. Investors flocked to the relative safety of Treasuries as other fixed income asset classes experienced notable volatility based on heightened concerns over subprime mortgage turmoil, hedge fund losses and the fear that

--------------------------------------------------------------------------------

 8 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS

   the turmoil in the credit markets would affect the broader economy. Bonds in credit-sensitive sectors were impacted most. Such increasingly risk-averse investor sentiment pushed U.S. Treasury yields lower across the yield curve.

   The Fed maintained its targeted federal funds rate at 5.25% throughout the period despite the fact that inflation remained at or above the Fed's stated comfort level. The Fed also anticipated greater economic growth over the second half of 2007.

   The Fund's tactical duration positioning relative to the Lehman Index contributed positively to its performance for the annual period overall. The Fund was well positioned with a shorter-than-Lehman Index duration when interest rates rose from November through January, and again in April through May. In response to these materially higher interest rates, we subsequently lengthened the Fund's duration from shorter than the Lehman Index to neutral to the Lehman Index in June. This proved prudent, as interest rates declined toward the end of the period. Duration is a measure of the Fund's sensitivity to changes in interest rates.

   Effective issue selection within mortgage-backed securities also helped Fund performance for the annual period, as adjustable-rate mortgages (ARMs) and higher-coupon mortgage-backed securities, where the Fund had an emphasis, outperformed the sector as a whole. Conversely, a significant allocation to commercial mortgage-backed securities detracted from performance, as this sector lagged the Lehman Index for the 12 months.

   Shifts in the Fund's exposure to investment grade corporate bonds also hurt its annual results, as this sector swung from outperformance to underperformance of the Lehman Index during the fiscal year. We increased the Fund's allocation to investment grade corporate bonds during the period, seeking to take advantage of what we believed to be temporary weakness in the sector. However, the move proved premature, as investment grade corporate bonds continued to perform poorly in the last two months of the period.

Q: What changes did you make to the Fund's portfolio during the period?

A: We tactically shifted the Fund's duration over the period between shorter than the Lehman Index and neutral to the Lehman Index in response to changes in the direction of interest rates. At the end of the period, the Fund had a duration relatively neutral to the Lehman Index. Also, we increased the Fund's exposure

--------------------------------------------------------------------------------

                             RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  9

QUESTIONS & ANSWERS

   to investment grade corporate bonds during the period. We also increased the Fund's already sizable allocations to high quality mortgage-backed securities, U.S. agency securities and commercial mortgage-backed securities, as we continue to believe that the weakness in these sectors seen toward the end of the period will be temporary. The Fund's portfolio turnover rate for the annual period was 347%.*

   DESPITE THE TURMOIL IN THE FIXED INCOME MARKET AT THE END OF JULY, THE FUNDAMENTAL ECONOMIC PICTURE REMAINED FAIRLY STRONG.


Q: What is the Fund's tactical view and strategy for the months ahead?

A: Despite the turmoil in the fixed income market at the end of July, the fundamental economic picture remained fairly strong. Recent reports on the labor market indicate continued strength and low unemployment, as well as solid gains in real wages. In addition, broad measures of both consumer and wholesale prices indicated that inflation rates exceed the Fed's stated 1% to 2% comfort zone. We believe interest rates may resume their migration higher over the coming months, supported by the Fed staying on hold.

   Given this view, we intend to maintain the Fund's neutral duration positioning relative to the Lehman Index for the near term. We further intend to maintain a disciplined focus on individual security selection, as we believe there remain pockets of opportunities to add value through investment grade corporate bonds, commercial mortgage-backed securities and agency securities. We continue to favor investment in these non-Treasury sectors over U.S. Treasuries. Within mortgage-backed securities, we intend to maintain the Fund's emphasis on AAA-rated agency pass-through mortgages with premium coupons as a defensive strategy with respect to higher interest rates and widening credit spreads.

* A significant portion of the turnover was the result of "roll" transactions in the liquid derivatives and Treasury securities. In the derivative transactions, positions in expiring contracts are liquidated and simultaneously replaced with positions in new contracts with equivalent characteristics. In the Treasury transactions, existing holdings are sold to purchase newly issued securities with slightly longer maturity dates. Although these transactions affect the turnover rate of the portfolio, they do not change the risk exposure or result in material transaction costs. The remaining turnover resulted from strategic reallocations and relative value trading. After transaction costs, we expect this activity to enhance the returns on the overall Fund.

--------------------------------------------------------------------------------

 10 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

QUESTIONS & ANSWERS

   Given the volatility of the fixed income market of late, we will continue to closely monitor Fed policy shifts, economic data releases, supply/demand factors and interest rate movements, and adjust the Fund's holdings and duration stance if necessary.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Core Bond Fund Class A shares (from 7/1/03 to 7/31/07)* as compared to the performance of two widely cited performance indices, the Lehman Brothers Aggregate Bond Index and the Lipper Intermediate Investment Grade Debt Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 4.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from June 19, 2003. Lehman Brothers Aggregate Bond Index and Lipper peer group data is from July 1, 2003.

COMPARATIVE RESULTS

                                                                   SINCE
Results at July 31, 2007                  1 YEAR     3 YEARS    INCEPTION(3)
RIVERSOURCE CORE BOND FUND (INCLUDES SALES CHARGE)
 Class A Cumulative value of $10,000       $9,978    $10,528      $10,481
        Average annual total return         -0.22%     +1.73%       +1.15%
LEHMAN BROTHERS AGGREGATE BOND INDEX(1)
        Cumulative value of $10,000       $10,558    $11,226      $11,373
        Average annual total return         +5.58%     +3.93%       +3.20%
LIPPER INTERMEDIATE INVESTMENT GRADE DEBT FUNDS INDEX(2)
        Cumulative value of $10,000       $10,507    $11,177      $11,347
        Average annual total return         +5.07%     +3.78%       +3.14%

--------------------------------------------------------------------------------

 12 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE CORE BOND FUND LINE GRAPH)

                                       RIVERSOURCE CORE BOND FUND                                  LIPPER INTERMEDIATE INVESTMENT
                                     CLASS A (INCLUDES SALES CHARGE)   LEHMAN BROTHERS AGGREGATE     GRADE DEBT FUNDS INDEX(2)
                                                ($10,481)               BOND INDEX(1) ($11,373)              ($11,347)
                                     -------------------------------   -------------------------   ------------------------------
7/1/03                                            9,525                         10,000                        10,000
7/03                                              9,114                          9,664                         9,663
7/04                                              9,484                         10,132                        10,151
7/05                                              9,894                         10,617                        10,653
7/06                                             10,006                         10,772                        10,799
7/07                                             10,481                         11,373                        11,347

(1) The Lehman Brothers Aggregate Bond Index, an unmanaged index, is made up of a representative list of government, corporate, asset-backed and mortgage-backed securities. The index is frequently used as a general measure of bond market performance. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Intermediate Investment Grade Debt Funds Index includes the 30 largest investment grade funds tracked by Lipper Inc. The index's returns include net reinvested dividends.
(3) Fund data is from June 19, 2003. Lehman Brothers Aggregate Bond Index and Lipper peer group data is from July 1, 2003.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE

(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2007.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

--------------------------------------------------------------------------------

 14 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

                               BEGINNING        ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING     ANNUALIZED
                             FEB. 1, 2007    JULY 31, 2007   THE PERIOD(A)   EXPENSE RATIO
 Class A
   Actual(b)                    $1,000         $1,015.90         $4.45(c)         .89%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.38         $4.46(c)         .89%
 Class B
   Actual(b)                    $1,000         $1,011.00         $8.23(c)        1.65%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,016.61         $8.25(c)        1.65%
 Class C
   Actual(b)                    $1,000         $1,011.00         $8.18(c)        1.64%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,016.66         $8.20(c)        1.64%
 Class I
   Actual(b)                    $1,000         $1,016.60         $2.70(c)         .54%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,022.12         $2.71(c)         .54%
 Class R2
   Actual(b)                    $1,000         $1,012.80         $6.49(c)        1.30%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,018.35         $6.51(c)        1.30%
 Class R3
   Actual(b)                    $1,000         $1,014.00         $5.24(c)        1.05%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,019.59         $5.26(c)        1.05%
 Class R4*
   Actual(b)                    $1,000         $1,015.60         $3.65(c)         .73%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,021.17         $3.66(c)         .73%
 Class R5
   Actual(b)                    $1,000         $1,016.60         $2.75(c)         .55%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,022.07         $2.76(c)         .55%

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  15

                               BEGINNING        ENDING         EXPENSES
                             ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING     ANNUALIZED
                             FEB. 1, 2007    JULY 31, 2007   THE PERIOD(A)   EXPENSE RATIO
 Class W
   Actual(b)                    $1,000         $1,014.60         $4.75(c)         .95%
   Hypothetical
   (5% return before
   expenses)                    $1,000         $1,020.08         $4.76(c)         .95%

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 181/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended July 31, 2007: +1.59% for Class A, +1.10% for Class B, +1.10% for Class C, +1.66% for Class I, +1.28% for Class R2, +1.40% for Class R3, +1.56% for Class R4, +1.66%. for
     Class R5 and +1.46% for Class W.
(c) The investment manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2008, unless sooner terminated at the discretion of the Fund's Board, such that net expenses (excluding fees and expenses of acquired funds), will not exceed 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.50% for Class I, 1.30% for Class R2, 1.05% for Class R3, 0.77% for Class R4, 0.55% for Class R5 and 0.95% for Class W. Any amounts waived will not be reimbursed by the Fund. This change was effective Aug. 1, 2007. If this change had been in place for the entire six month period ended July 31, 2007, the actual expenses paid would have been $8.23 for Class C, $2.50 for Class I and $3.85 for Class R4; the hypothetical expenses paid would have been $8.25 for Class C, $2.51 for Class I and $3.86 for Class R4; the actual and hypothetical expenses paid for Class A, Class B, Class R2, Class R3, Class R5 and Class W would have been the same as those expenses presented in the table above.

--------------------------------------------------------------------------------

 16 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

INVESTMENTS IN SECURITIES

JULY 31, 2007
(Percentages represent value of investments compared to net assets)

BONDS (96.6%)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
U.S. GOVERNMENT OBLIGATIONS & AGENCIES (21.4%)
Federal Farm Credit Bank
  10-10-08                           4.25%         $660,000                $654,488
Federal Home Loan Bank
  02-08-08                           4.63         2,100,000               2,092,726
  09-12-08                           4.25         2,215,000               2,196,310
Federal Home Loan Mtge Corp
  06-15-08                           3.88         3,890,000               3,847,871
  03-15-09                           5.75           470,000                 475,890
  07-12-10                           4.13         2,371,000               2,314,366
  03-15-31                           6.75         1,430,000               1,648,787
  04-16-37                           6.00         3,615,000               3,522,362
Federal Natl Mtge Assn
  01-15-08                           3.25         1,750,000               1,734,548
  06-15-08                           5.25         1,750,000               1,751,295
  02-16-12                           5.00         3,215,000               3,199,922
  05-18-12                           4.88         4,865,000               4,811,728
  11-15-30                           6.63         6,900,000               7,832,777
  07-15-37                           5.63         1,595,000               1,613,630
U.S. Treasury
  11-30-07                           4.25             5,000                   4,988
  06-30-09                           4.88        10,705,000              10,762,711
  07-31-09                           4.63         1,060,000               1,061,242
  06-30-12                           4.88         3,905,000               3,950,150
  05-15-17                           4.50         1,295,000               1,267,380
  02-15-26                           6.00         6,065,000               6,776,691
U.S. Treasury Inflation-Indexed Bond
  01-15-14                           2.00         4,997,491(e)            4,849,297
                                                                    ---------------
Total                                                                    66,369,159
-----------------------------------------------------------------------------------

ASSET-BACKED (2.2%)
Capital Auto Receivables Asset Trust
 Series 2004-1 Cl CTFS
  09-15-10                           2.84           200,000                 199,772
Capital Auto Receivables Asset Trust
 Series 2006-SN1A Cl D
  04-20-11                           6.15           200,000(d)              202,053

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
ASSET-BACKED (CONT.)
College Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-1 Cl AIO
  07-25-08                           5.62%       $1,025,000(h)              $96,854
Countrywide Asset-backed Ctfs
 Series 2005-10 Cl AF6
  02-25-36                           4.92            95,000                  90,862
Countrywide Asset-backed Ctfs
 Series 2006-4 Cl 1A1M
  07-25-36                           5.58           153,711(i)              153,189
Countrywide Asset-backed Ctfs
 Series 2007-7 Cl 2A2
  10-25-37                           5.48           750,000(i)              745,430
Dunkin Securitization
 Series 2006-1 Cl A2 (AMBAC)
  06-20-31                           5.78           700,000(d,j)            706,760
Franklin Auto Trust
 Series 2004-1 Cl A3 (MBIA)
  03-15-12                           4.15            83,871(j)               83,335
Hertz Vehicle Financing LLC
 Series 2004-1A Cl A3 (MBIA)
  05-25-09                           2.85           200,000(d,j)            197,607
Keycorp Student Loan Trust
 Series 2003-A Cl 2A2 (MBIA)
  10-25-25                           5.67         1,209,787(i,j)          1,215,268
Natl Collegiate Student Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-2 Cl AIO
  08-25-11                           5.88           650,000(h)              137,137
Natl Collegiate Student Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2006-3 Cl AIO
  01-25-12                           5.88         1,100,000(h)              292,655

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  17

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
ASSET-BACKED (CONT.)
Natl Collegiate Student Loan Trust
Collateralized Mtge Obligation
Interest Only
Series 2007-2 Cl AIO
  07-25-12                           5.90%         $550,000(h)             $156,112
Popular ABS Mtge Pass-Through Trust
 Series 2005-A Cl AF2
  06-25-35                           4.49            23,585                  23,485
Renaissance Home Equity Loan Trust
 Series 2005-4 Cl A3
  02-25-36                           5.57           275,000                 274,126
Renaissance Home Equity Loan Trust
 Series 2007-2 Cl M4
  06-25-37                           6.31           120,000                 113,220
Renaissance Home Equity Loan Trust
 Series 2007-2 Cl M5
  06-25-37                           6.66            80,000                  75,363
Renaissance Home Equity Loan Trust
 Series 2007-2 Cl M6
  06-25-37                           7.01           115,000                 112,107
Residential Asset Securities
 Series 2006-KS1 Cl A2
  02-25-36                           5.46           605,000(i)              602,731
Residential Asset Securities
 Series 2007-KS3 Cl AI2
  04-25-37                           5.50         1,050,000(i)            1,049,212
SBA CMBS Trust
 Series 2006-1A Cl B
  11-15-36                           5.45           300,000(d)              296,580
WFS Financial Owner Trust
 Series 2004-1 Cl D
  08-22-11                           3.17            14,953                  14,928
                                                                    ---------------
Total                                                                     6,838,786
-----------------------------------------------------------------------------------

COMMERCIAL MORTGAGE-BACKED (8.5%)(f)
Banc of America Commercial Mtge
 Series 2005-1 Cl A4
  11-10-42                           5.02           225,000                 221,009
Banc of America Commercial Mtge
 Series 2007-1 Cl A3
  01-15-49                           5.45           450,000                 439,449
Bear Stearns Commercial Mtge Securities
 Series 2003-T10 Cl A1
  03-13-40                           4.00           294,433                 285,268

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
COMMERCIAL MORTGAGE-BACKED (CONT.)
Bear Stearns Commercial Mtge Securities
 Series 2004-PWR5 Cl A3
  07-11-42                           4.57%         $325,000                $314,147
Bear Stearns Commercial Mtge Securities
 Series 2007-T26 Cl A4
  01-12-45                           5.47           475,000                 466,835
CDC Commercial Mtge Trust
 Series 2002-FX1 Cl A2
  11-15-30                           5.68           750,000                 755,467
Citigroup Commercial Mtge Trust
 Series 2005-EMG Cl A1
  09-20-51                           4.15           219,138(d)              216,042
Citigroup/Deutsche Bank Commercial Mtge Trust
 Series 2005-CD1 Cl ASB
  07-15-44                           5.23           175,000                 171,454
Commercial Mtge Pass-Through Ctfs
 Series 2006-CN2A Cl BFL
  02-05-19                           5.63           150,000(d,i)            150,533
Commercial Mtge Pass-Through Ctfs
 Series 2007-FL14 Cl MKL1
  06-15-22                           6.12           875,000(d,i)            873,906
Credit Suisse Mtge Capital Ctfs
 Series 2006-C2 Cl A3
  03-15-39                           5.66           375,000                 370,162
CS First Boston Mtge Securities
 Series 2003-CPN1 Cl A2
  03-15-35                           4.60           275,000                 261,282
Federal Natl Mtge Assn #386558
  10-01-10                           4.85           475,039                 471,151
Federal Natl Mtge Assn #725217
  02-01-14                           4.72         1,172,889               1,141,259
Federal Natl Mtge Assn #735029
  09-01-13                           5.28           479,218                 479,454
GE Capital Commercial Mtge
 Series 2005-C1 Cl A5
  06-10-48                           4.77           400,000                 375,076
General Electric Capital Assurance
 Series 2003-1 Cl A3
  05-12-35                           4.77           525,000(d)              517,888
Greenwich Capital Commercial Funding
 Series 2004-GG1 Cl A5
  06-10-36                           4.88           150,000                 147,145
Greenwich Capital Commercial Funding
 Series 2007-GG9 Cl A4
  03-10-39                           5.44           700,000                 673,456

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 18 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
COMMERCIAL MORTGAGE-BACKED (CONT.)
GS Mtge Securities II
Series 2004-GG2 Cl A4
  08-10-38                           4.96%         $250,000                $245,898
GS Mtge Securities II
 Series 2006-GG6 Cl A4
  04-10-38                           5.55           375,000                 366,712
GS Mtge Securities II
 Series 2007-EOP Cl J
  03-06-20                           6.17           500,000(d,i)            495,000
GS Mtge Securities II
 Series 2007-GG10 Cl A4
  08-10-45                           5.99         1,250,000               1,235,486
GS Mtge Securities II
 Series 2007-GG10 Cl F
  08-10-45                           5.99           375,000                 368,393
JPMorgan Chase Commercial Mtge Securities
 Series 2003-LN1 Cl A1
  10-15-37                           4.13           178,895                 172,920
JPMorgan Chase Commercial Mtge Securities
 Series 2003-ML1A Cl A1
  03-12-39                           3.97           159,027                 154,861
JPMorgan Chase Commercial Mtge Securities
 Series 2003-ML1A Cl A2
  03-12-39                           4.77           525,000                 502,110
JPMorgan Chase Commercial Mtge Securities
 Series 2004-C2 Cl A2
  05-15-41                           5.26           325,000                 320,533
JPMorgan Chase Commercial Mtge Securities
 Series 2004-CBX Cl A3
  01-12-37                           4.18           150,000                 146,068
JPMorgan Chase Commercial Mtge Securities
 Series 2004-LN2 Cl A1
  07-15-41                           4.48           677,766                 657,733
JPMorgan Chase Commercial Mtge Securities
 Series 2006-LDP6 Cl A4
  04-15-43                           5.48           750,000                 727,919
JPMorgan Chase Commercial Mtge Securities
 Series 2006-LDP6 Cl ASB
  04-15-43                           5.49           750,000                 739,767
JPMorgan Chase Commercial Mtge Securities
 Series 2007-LDPX Cl A3
  01-15-49                           5.42           700,000                 671,371
LB-UBS Commercial Mtge Trust
 Series 2002-C4 Cl A4
  09-15-26                           4.56           200,000                 195,204

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
COMMERCIAL MORTGAGE-BACKED (CONT.)
LB-UBS Commercial Mtge Trust
 Series 2002-C4 Cl A5
  09-15-31                           4.85%         $500,000                $483,143
LB-UBS Commercial Mtge Trust
 Series 2004-C2 Cl A3
  03-15-29                           3.97           225,000                 213,530
LB-UBS Commercial Mtge Trust
 Series 2005-C5 Cl AAB
  09-15-30                           4.93         1,200,000               1,170,372
LB-UBS Commercial Mtge Trust
 Series 2006-C4 Cl AAB
  06-15-32                           5.86           975,000                 983,278
LB-UBS Commercial Mtge Trust
 Series 2007-C1 Cl A4
  02-15-40                           5.42           375,000                 359,452
Merrill Lynch Mtge Trust
 Series 2005-CKI1 Cl A1
  11-12-37                           5.08         1,246,354               1,241,879
Morgan Stanley Capital I
 Series 2003-T11 Cl A2
  06-13-41                           4.34         1,325,000               1,301,762
Morgan Stanley Capital I
 Series 2004-HQ4 Cl A5
  04-14-40                           4.59           250,000                 242,030
Morgan Stanley Capital I
 Series 2006-T23 Cl AAB
  08-12-41                           5.97           250,000                 251,451
Wachovia Bank Commercial Mtge Trust
 Series 2003-C7 Cl A2
  10-15-35                           5.08         1,100,000(d)            1,061,234
Wachovia Bank Commercial Mtge Trust
 Series 2005-C18 Cl A4
  04-15-42                           4.94           300,000                 283,307
Wachovia Bank Commercial Mtge Trust
 Series 2005-C20 Cl A5
  07-15-42                           5.09           300,000                 293,772
Wachovia Bank Commercial Mtge Trust
 Series 2006-C27 Cl A3
  07-15-45                           5.77           225,000                 221,289
Wachovia Bank Commercial Mtge Trust
 Series 2006-C27 Cl APB
  07-15-45                           5.73           400,000                 396,462
Wachovia Bank Commercial Mtge Trust
 Series 2006-C29 Cl A4
  11-15-48                           5.31           900,000                 858,340

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  19

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
COMMERCIAL MORTGAGE-BACKED (CONT.)
Wachovia Bank Commercial Mtge Trust
Series 2007-C31 Cl A4
  04-15-47                           5.51%       $1,775,000              $1,708,081
                                                                    ---------------
Total                                                                    26,400,340
-----------------------------------------------------------------------------------

MORTGAGE-BACKED (45.5%)(f)
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2005-12 Cl 2A1
  03-25-36                           5.69           458,521(g)              460,115
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2006-1 Cl 2A1
  03-25-36                           5.94           553,191(g)              553,673
Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2007-1 Cl 3A21
  03-25-37                           6.19           555,000(g)              558,200
American Home Mtge Assets
 Collateralized Mtge Obligation
 Series 2007-2 Cl A2A
  03-25-47                           5.49           898,898(g)              896,060
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-11 Cl 1A1
  01-25-34                           6.00           103,365                 103,209
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-11 Cl 4A1
  01-25-19                           4.75           180,502                 172,125
Banc of America Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-9 Cl 1CB1
  01-25-37                           6.00         1,401,354               1,374,360
Banc of America Funding
 Collateralized Mtge Obligation
 Series 2006-2 Cl N1
  11-25-46                           7.25            66,397(d)               64,903
Banc of America Funding
 Collateralized Mtge Obligation
 Series 2006-A Cl 3A2
  02-20-36                           5.90           447,540(g)              448,914

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Bear Stearns Adjustable Rate Mtge Trust
 Collateralized Mtge Obligation
 Series 2005-8 Cl A4
  08-25-35                           5.09%         $450,000(d,g)           $432,111
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2007-8CB Cl A13
  05-25-37                           7.73           478,657(h)               81,783
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-11T1 Cl A1
  07-25-18                           4.75           144,443                 137,740
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2003-20CB Cl 1A1
  10-25-33                           5.50         2,219,404               2,122,031
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-54CB Cl 2A3
  11-25-35                           5.50           308,494                 307,902
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-54CB Cl 3A7
  11-25-35                           5.50           311,614                 311,020
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-64CB Cl 1A1
  12-25-35                           5.50           644,935                 644,788
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-6CB Cl 1A1
  04-25-35                           7.50           262,748                 272,488
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2005-85CB Cl 2A2
  02-25-36                           5.50           235,648                 234,952
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-22R Cl 1A2
  05-25-36                           6.00           773,865                 780,002
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-2CB Cl A11
  03-25-36                           6.00           627,495                 625,776

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 20 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Countrywide Alternative Loan Trust
Collateralized Mtge Obligation
Series 2006-31CB Cl A16
  11-25-36                           6.00%       $1,200,000              $1,215,684
Countrywide Alternative Loan Trust
 Collateralized Mtge Obligation
 Series 2006-43CB Cl 1A4
  02-25-37                           6.00           965,397                 972,705
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2005-R2 Cl 2A1
  06-25-35                           7.00           323,819(d)              337,901
Countrywide Home Loans
 Collateralized Mtge Obligation
 Series 2006-HYB1 Cl 1A1
  03-20-36                           5.36           638,521(g)              638,725
Deutsche Bank Alternate Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2007-AR3 Cl 2A1
  05-25-37                           5.43           460,509(g)              460,750
Downey Savings & Loan Assn Mtge Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2005-AR5 Cl X1
  08-19-45                           0.12         2,360,026(h)               23,600
Federal Home Loan Mtge Corp
  08-01-37                           6.00         3,785,000(b)            3,754,248
  08-01-37                           6.50         6,000,000(b)            6,067,501
Federal Home Loan Mtge Corp #1J0283
  02-01-37                           5.83           810,210(g)              810,783
Federal Home Loan Mtge Corp #1J1445
  01-01-37                           5.90         1,224,630(g)            1,229,749
Federal Home Loan Mtge Corp #A12692
  10-01-32                           6.00           127,526                 127,904
Federal Home Loan Mtge Corp #A13854
  09-01-33                           6.00           141,467                 141,420
Federal Home Loan Mtge Corp #A62695
  06-01-37                           6.00         1,997,915               1,983,139
Federal Home Loan Mtge Corp #B10254
  10-01-18                           5.50           437,147                 433,482
Federal Home Loan Mtge Corp #B12280
  02-01-19                           5.50           230,387                 228,456
Federal Home Loan Mtge Corp #C02951
  07-01-37                           6.50         3,000,000(b)            3,034,148

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp #C59161
  10-01-31                           6.00%         $133,738                $133,518
Federal Home Loan Mtge Corp #C77372
  03-01-33                           6.00           260,479                 260,353
Federal Home Loan Mtge Corp #C90613
  01-01-23                           5.00           148,000                 141,785
Federal Home Loan Mtge Corp #C90683
  06-01-23                           5.00           152,018                 145,634
Federal Home Loan Mtge Corp #C90767
  12-01-23                           6.00           129,528                 130,212
Federal Home Loan Mtge Corp #E74288
  12-01-13                           6.00           180,073                 181,837
Federal Home Loan Mtge Corp #E98725
  08-01-18                           5.00           160,399                 156,347
Federal Home Loan Mtge Corp #G01410
  04-01-32                           7.00           294,846                 304,073
Federal Home Loan Mtge Corp #G02757
  06-01-36                           5.00         2,157,631               2,029,800
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 237 Cl IO
  05-15-36                           9.81           317,668(h)               86,253
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2718 Cl IA
  10-15-22                          20.00            92,246(h)                2,414
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2795 Cl IY
  07-15-17                          12.98           416,814(h)               41,893
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Interest Only
 Series 2817 Cl SA
  06-15-32                          18.97           603,103(h)               32,028
Federal Home Loan Mtge Corp
 Collateralized Mtge Obligation
 Series 2576 Cl KJ
  02-15-33                           5.50           169,683                 170,119

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  21

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Home Loan Mtge Corp
Collateralized Mtge Obligation
Series 2641 Cl KC
  01-15-18                           6.50%         $170,981                $175,451
Federal Natl Mtge Assn
  08-01-22                           5.00         2,500,000(b)            2,423,438
  08-01-22                           5.50         3,000,000(b)            2,962,500
  08-01-22                           6.00         2,275,000(b)            2,288,509
  08-01-37                           5.00         2,000,000(b)            1,875,624
  08-01-37                           5.50         7,000,000(b)            6,759,376
  08-01-37                           6.00         7,000,000(b)            6,934,376
  08-01-37                           7.00         7,500,000(b)            7,703,911
  09-01-37                           6.00         3,300,000(b)            3,267,000
Federal Natl Mtge Assn #252440
  05-01-29                           7.00           214,485                 222,536
Federal Natl Mtge Assn #254587
  12-01-22                           5.50           588,529                 576,572
Federal Natl Mtge Assn #254916
  09-01-23                           5.50           446,382                 437,257
Federal Natl Mtge Assn #255788
  06-01-15                           5.50           634,598                 636,808
Federal Natl Mtge Assn #256135
  02-01-36                           5.50         3,858,265               3,703,771
Federal Natl Mtge Assn #323715
  05-01-29                           6.00           452,792                 452,272
Federal Natl Mtge Assn #493945
  04-01-29                           6.50            93,115                  94,792
Federal Natl Mtge Assn #518159
  09-01-14                           7.00           406,922                 419,544
Federal Natl Mtge Assn #545216
  03-01-09                           5.89           103,281                 103,425
Federal Natl Mtge Assn #545868
  08-01-32                           7.00           102,114                 106,143
Federal Natl Mtge Assn #555340
  04-01-33                           5.50           283,517                 275,473
Federal Natl Mtge Assn #555528
  04-01-33                           6.00         1,579,930               1,574,781
Federal Natl Mtge Assn #555734
  07-01-23                           5.00            95,777                  91,579
Federal Natl Mtge Assn #555740
  08-01-18                           4.50           167,512                 160,334
Federal Natl Mtge Assn #555794
  09-01-28                           7.50            86,521                  90,639
Federal Natl Mtge Assn #582154
  05-01-31                           6.50           123,851                 126,310

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #597374
  09-01-31                           7.00%         $110,023                $114,910
Federal Natl Mtge Assn #611831
  02-01-31                           7.50            43,871                  45,932
Federal Natl Mtge Assn #615135
  11-01-16                           6.00           281,100                 283,286
Federal Natl Mtge Assn #646147
  06-01-32                           7.00           699,755                 731,998
Federal Natl Mtge Assn #650009
  09-01-31                           7.50            98,374                 102,996
Federal Natl Mtge Assn #654208
  10-01-32                           6.50           239,376                 243,667
Federal Natl Mtge Assn #661815
  10-01-32                           6.00           148,874                 148,655
Federal Natl Mtge Assn #662061
  09-01-32                           6.50         1,009,647               1,027,745
Federal Natl Mtge Assn #667604
  10-01-32                           5.50           278,518                 270,382
Federal Natl Mtge Assn #677089
  01-01-33                           5.50           641,586                 622,845
Federal Natl Mtge Assn #678028
  09-01-17                           6.00           146,121                 147,226
Federal Natl Mtge Assn #681080
  02-01-18                           5.00         1,084,250               1,056,667
Federal Natl Mtge Assn #681166
  04-01-32                           6.50           423,861                 432,278
Federal Natl Mtge Assn #683100
  02-01-18                           5.50           191,231                 189,846
Federal Natl Mtge Assn #683116
  02-01-33                           6.00           269,261                 268,384
Federal Natl Mtge Assn #689026
  05-01-33                           5.50         1,151,540               1,118,204
Federal Natl Mtge Assn #689093
  07-01-28                           5.50           123,838                 120,328
Federal Natl Mtge Assn #704005
  05-01-33                           5.50         1,103,657               1,071,249
Federal Natl Mtge Assn #705655
  05-01-33                           5.00           490,478                 462,677
Federal Natl Mtge Assn #709093
  06-01-33                           6.00           180,882                 180,163
Federal Natl Mtge Assn #709901
  06-01-18                           5.00           531,414                 518,243
Federal Natl Mtge Assn #711503
  06-01-33                           5.50           136,137                 132,651

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 22 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #712057
  07-01-18                           4.50%          $81,255                 $77,777
Federal Natl Mtge Assn #720378
  06-01-18                           4.50           169,706                 162,443
Federal Natl Mtge Assn #725232
  03-01-34                           5.00         1,141,124               1,076,444
Federal Natl Mtge Assn #725424
  04-01-34                           5.50         1,850,536               1,796,196
Federal Natl Mtge Assn #725425
  04-01-34                           5.50         1,791,982(b)            1,739,475
  04-01-34                           5.50         1,346,244               1,306,798
Federal Natl Mtge Assn #725431
  08-01-15                           5.50           152,894                 152,124
Federal Natl Mtge Assn #725684
  05-01-18                           6.00           336,534                 339,334
Federal Natl Mtge Assn #725719
  07-01-33                           4.85           252,618(g)              248,252
Federal Natl Mtge Assn #725773
  09-01-34                           5.50         1,774,975               1,720,506
Federal Natl Mtge Assn #726940
  08-01-23                           5.50            79,516                  77,695
Federal Natl Mtge Assn #735212
  12-01-34                           5.00         1,842,194               1,736,408
Federal Natl Mtge Assn #735841
  11-01-19                           4.50         1,864,933               1,782,531
Federal Natl Mtge Assn #743347
  10-01-33                           6.00           101,901                 101,828
Federal Natl Mtge Assn #743579
  11-01-33                           5.50           305,607                 296,633
Federal Natl Mtge Assn #745392
  12-01-20                           4.50         1,019,643                 974,590
Federal Natl Mtge Assn #745563
  08-01-34                           5.50         1,525,070               1,480,287
Federal Natl Mtge Assn #753074
  12-01-28                           5.50           199,606                 193,948
Federal Natl Mtge Assn #757581
  01-01-19                           5.50           999,070                 990,760
Federal Natl Mtge Assn #765760
  02-01-19                           5.00           246,260                 239,995
Federal Natl Mtge Assn #779676
  06-01-34                           5.00         2,361,390               2,225,789
Federal Natl Mtge Assn #815264
  05-01-35                           5.23           710,962(g)              703,052
Federal Natl Mtge Assn #829227
  08-01-35                           6.00         1,436,499               1,425,995

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Federal Natl Mtge Assn #831870
  11-01-36                           6.50%       $1,975,210              $1,995,379
Federal Natl Mtge Assn #848482
  12-01-35                           6.00         3,029,646(b)            3,004,557
Federal Natl Mtge Assn #878661
  02-01-36                           5.50         1,856,296               1,784,030
Federal Natl Mtge Assn #881629
  02-01-36                           5.50         1,217,201               1,169,816
Federal Natl Mtge Assn #883201
  07-01-36                           6.50           874,862                 888,313
Federal Natl Mtge Assn #886291
  07-01-36                           7.00           877,572                 907,607
Federal Natl Mtge Assn #886464
  08-01-36                           6.50         2,030,876               2,051,613
Federal Natl Mtge Assn #915770
  03-01-37                           6.50         3,190,188(b)            3,222,513
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-63 Cl IP
  07-25-33                          12.58         1,316,452(h)              322,537
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2003-71 Cl IM
  12-25-31                          12.80           233,683(h)               42,737
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2004-84 Cl GI
  12-25-22                          11.02           135,743(h)               19,735
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 2005-92 CL SC
  10-25-35                          17.41         2,212,292(h)              111,986
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Interest Only
 Series 367 Cl 2
  01-01-36                           9.52         1,440,669(h)              389,438
Federal Natl Mtge Assn
 Collateralized Mtge Obligation
 Series 2003-133 Cl GB
  12-25-26                           8.00           143,822                 152,373

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  23

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Govt Natl Mtge Assn #567717
  06-15-32                           7.50%          $15,588                 $16,305
Govt Natl Mtge Assn #604708
  10-15-33                           5.50           105,669                 103,183
Harborview Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2005-16 Cl 3A1B
  01-19-36                           5.66           346,830(g)              346,828
Harborview Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2006-8 Cl 2A1B
  08-21-36                           5.57         1,116,511(g)            1,116,123
Harborview Nim
 Collateralized Mtge Obligation
 Series 2006-10 Cl N1
  11-19-36                           6.41            87,037(d)               86,956
Harborview Nim
 Collateralized Mtge Obligation
 Series 2006-8A Cl N1
  07-21-36                           6.41            10,554(d)               10,462
IndyMac Index Mtge Loan Trust
 Collateralized Mtge Obligation
 Interest Only
 Series 2005-AR8 Cl AX1
  04-25-35                           4.50         5,188,201(h)               37,290
IndyMac Index Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2005-AR25 Cl 1A21
  12-25-35                           5.85           372,140(g)              369,189
IndyMac Index Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2007-AR5 Cl 1A1
  05-25-37                           6.37         1,052,968(g)            1,069,352
IndyMac Index Nim
 Collateralized Mtge Obligation
 Series 2006-AR6 Cl N1
  06-25-46                           6.65            59,511(d)               59,288
Lehman XS Net Interest Margin Nts
 Collateralized Mtge Obligation
 Series 2006-GPM6 Cl A1
  10-28-46                           6.25           140,047(d)              139,612
Lehman XS Trust
 Collateralized Mtge Obligation
 Series 2007-5H Cl 1A1
  05-25-37                           6.50         2,361,748               2,386,468

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Master Alternative Loans Trust
 Collateralized Mtge Obligation
 Series 2004-2 Cl 4A1
  02-25-19                           5.00%         $405,539                $390,396
Master Alternative Loans Trust
 Collateralized Mtge Obligation
 Series 2004-4 Cl 2A1
  05-25-34                           6.00           144,313                 144,407
Master Alternative Loans Trust
 Collateralized Mtge Obligation
 Series 2004-7 Cl 8A1
  08-25-19                           5.00           164,555                 160,091
Master Alternative Loans Trust
 Collateralized Mtge Obligation
 Series 2004-8 Cl 7A1
  09-25-19                           5.00           239,651                 232,718
Master Alternative Loans Trust
 Collateralized Mtge Obligation
 Series 2005-3 Cl 1A2
  04-25-35                           5.50           950,000                 901,778
Merrill Lynch Alternative Note Asset
 Collateralized Mtge Obligation
 Series 2007-OAR2 Cl A1
  04-25-37                           5.50         1,059,897(i)            1,060,247
Residential Accredit Loans
 Collateralized Mtge Obligation
 Series 2006-QS3 Cl 1A10
  03-25-36                           6.00           463,335                 467,386
Structured Adjustable Rate Mtge Loan Trust
 Collateralized Mtge Obligation
 Series 2006-5 Cl 4A1
  06-25-36                           5.94           709,416(g)              703,791
Structured Asset Securities
 Collateralized Mtge Obligation
 Series 2003-33H Cl 1A1
  10-25-33                           5.50         1,073,053               1,025,994
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2004-CB2 Cl 6A
  07-25-19                           4.50           118,551                 113,339
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2005-AR14 Cl 2A1
  12-25-35                           5.29           401,363(g)              397,857

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 24 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
MORTGAGE-BACKED (CONT.)
Washington Mutual Mtge Pass-Through Ctfs
Collateralized Mtge Obligation
Series 2005-AR8 Cl 2AB1
  07-25-45                           5.57%         $119,856(g)             $119,842
Washington Mutual Mtge Pass-Through Ctfs
 Collateralized Mtge Obligation
 Series 2006-AR10 Cl 1A1
  09-25-36                           5.95           392,190(g)              392,610
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-10 Cl A1
  10-25-35                           5.00         1,699,583               1,630,835
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2005-5 Cl 2A1
  05-25-35                           5.50           677,041                 649,853
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2006-AR12 Cl 1A1
  09-25-36                           6.03           373,157(g)              373,621
Wells Fargo Mtge Backed Securities Trust
 Collateralized Mtge Obligation
 Series 2006-AR6 Cl 5A1
  03-25-36                           5.11           894,098(g)              879,502
                                                                    ---------------
Total                                                                   140,908,183
-----------------------------------------------------------------------------------

BANKING (4.2%)
Bank of America
 Sub Nts
  03-15-17                           5.30         3,435,000               3,264,029
Citigroup
 Sub Nts
  02-15-17                           5.50         2,365,000               2,280,910
JPMorgan Chase & Co
 Sub Nts
  06-27-17                           6.13         2,025,000               2,055,760
Manufacturers & Traders Trust
 Sub Nts
  12-01-21                           5.63         1,720,000               1,644,545
Popular North America
 Sr Nts
  10-01-08                           3.88         2,180,000               2,133,302
Regions Bank
 Sub Nts
  06-26-37                           6.45           875,000                 892,798

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
BANKING (CONT.)
Wachovia Bank
 Sub Nts
  02-01-37                           5.85%         $645,000                $603,870
                                                                    ---------------
Total                                                                    12,875,214
-----------------------------------------------------------------------------------

BROKERAGE (2.9%)
Discover Financial Services
  06-12-17                           6.45           580,000(d,k)            562,472
Goldman Sachs Group
 Sub Nts
  01-15-17                           5.63         1,290,000               1,222,356
Lehman Brothers Holdings
 Sr Nts
  07-19-12                           6.00         1,520,000               1,519,883
Lehman Brothers Holdings
 Sub Nts
  07-19-17                           6.50         1,185,000               1,163,826
Merrill Lynch & Co
 Sub Nts
  05-02-17                           5.70         1,910,000               1,810,546
Morgan Stanley
  04-27-17                           5.55         2,755,000               2,631,963
                                                                    ---------------
Total                                                                     8,911,046
-----------------------------------------------------------------------------------

ELECTRIC (1.6%)
Consumers Energy
 1st Mtge Series F
  05-15-10                           4.00           105,000                 101,120
Consumers Energy
 1st Mtge Series H
  02-17-09                           4.80         1,165,000               1,153,720
Entergy Gulf States
 1st Mtge
  06-01-08                           3.60           425,000                 418,388
Exelon
  06-15-10                           4.45         1,585,000               1,539,443
Indiana Michigan Power
 Sr Nts
  03-15-37                           6.05           330,000                 313,629
Metropolitan Edison
 Sr Nts
  03-15-10                           4.45           140,000                 136,767
Northern States Power
 Sr Nts
  08-01-09                           6.88           515,000                 528,661

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  25

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
ELECTRIC (CONT.)
Oncor Electric Delivery
Secured
  01-15-15                           6.38%          $75,000                 $75,886
Portland General Electric
  03-15-10                           7.88           230,000(k)              244,896
Potomac Electric Power
 Secured
  06-01-35                           5.40           240,000                 211,055
Public Service Company of Colorado
 Sr Nts Series A
  07-15-09                           6.88           160,000                 164,268
Xcel Energy
 Sr Nts
  07-01-08                           3.40           145,000                 142,294
                                                                    ---------------
Total                                                                     5,030,127
-----------------------------------------------------------------------------------

FOOD AND BEVERAGE (1.2%)
Cadbury Schweppes US Finance LLC
  10-01-08                           3.88         2,155,000(d)            2,111,575
HJ Heinz
  12-01-08                           6.43           470,000(d)              475,494
Molson Coors Capital Finance
  09-22-10                           4.85         1,055,000(c)            1,037,205
                                                                    ---------------
Total                                                                     3,624,274
-----------------------------------------------------------------------------------

GAS DISTRIBUTORS (0.1%)
Atmos Energy
 Sr Unsub
  10-15-09                           4.00           310,000                 301,009
-----------------------------------------------------------------------------------

GAS PIPELINES (0.7%)
CenterPoint Energy Resources
  02-15-11                           7.75           285,000                 303,152
Colorado Interstate Gas
 Sr Nts
  11-15-15                           6.80           970,000(k)              996,150
Southern Natural Gas
  04-01-17                           5.90           805,000(d)              777,706
                                                                    ---------------
Total                                                                     2,077,008
-----------------------------------------------------------------------------------

HEALTH CARE INSURANCE (0.4%)
UnitedHealth Group
  06-15-37                           6.50           490,000(d)              504,587

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
HEALTH CARE INSURANCE (CONT.)
WellPoint
 Sr Unsub
  01-15-36                           5.85%         $665,000                $602,890
  06-15-37                           6.38           255,000                 251,864
                                                                    ---------------
Total                                                                     1,359,341
-----------------------------------------------------------------------------------

HOME CONSTRUCTION (0.2%)
Centex
 Sr Unsecured
  05-01-16                           6.50           140,000                 127,604
DR Horton
 Sr Unsub
  04-15-16                           6.50           695,000                 631,653
                                                                    ---------------
Total                                                                       759,257
-----------------------------------------------------------------------------------

INDEPENDENT ENERGY (0.4%)
Anadarko Petroleum
 Sr Unsecured
  09-15-16                           5.95           425,000                 417,650
Canadian Natural Resources
  03-15-38                           6.25           870,000(c)              831,640
XTO Energy
 Sr Nts
  08-01-37                           6.75            60,000                  60,869
                                                                    ---------------
Total                                                                     1,310,159
-----------------------------------------------------------------------------------

MEDIA CABLE (0.4%)
Comcast
  03-15-37                           6.45           930,000                 884,569
Comcast MO of Delaware LLC
  09-01-08                           9.00           400,000                 414,371
                                                                    ---------------
Total                                                                     1,298,940
-----------------------------------------------------------------------------------

MEDIA NON CABLE (1.2%)
British Sky Broadcasting Group
  02-23-09                           6.88           850,000(c)              868,011
News America
  12-15-35                           6.40         1,215,000               1,141,112
RR Donnelley & Sons
 Sr Unsecured
  01-15-17                           6.13         1,780,000               1,728,456
                                                                    ---------------
Total                                                                     3,737,579
-----------------------------------------------------------------------------------

See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

 26 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)

NON CAPTIVE CONSUMER (0.1%)
SLM
  01-15-13                           5.38%         $195,000                $172,938
  10-01-13                           5.00           200,000                 172,958
                                                                    ---------------
Total                                                                       345,896
-----------------------------------------------------------------------------------

OTHER FINANCIAL INSTITUTIONS (0.6%)
Residential Capital LLC
  06-30-10                           6.38         2,055,000               1,934,515
-----------------------------------------------------------------------------------

PROPERTY & CASUALTY (0.2%)
Travelers Companies
 Sr Unsecured
  06-15-37                           6.25           605,000                 567,907
-----------------------------------------------------------------------------------

RAILROADS (0.3%)
Burlington Northern Santa Fe
  05-01-37                           6.15           660,000                 625,508
REITS (0.3%)
 Brandywine Operating Partnership LP
  05-01-17                           5.70           490,000                 472,380
ERP Operating LP
  06-15-17                           5.75           605,000                 588,689
                                                                    ---------------
Total                                                                     1,061,069
-----------------------------------------------------------------------------------

RETAILERS (1.0%)
CVS Caremark
 Sr Unsecured
  06-01-17                           5.75           145,000                 138,796
Home Depot
 Sr Unsecured
  12-16-36                           5.88         1,605,000               1,393,546
Macys Retail Holdings
  07-15-09                           4.80         1,575,000               1,548,541
                                                                    ---------------
Total                                                                     3,080,883
-----------------------------------------------------------------------------------

WIRELINES (3.1%)
AT&T
Sr Nts
  05-15-36                           6.80           520,000                 538,325
Sprint Capital
  03-15-32                           8.75            55,000                  60,440
Telecom Italia Capital
  11-15-33                           6.38           885,000(c)              816,233

BONDS (CONTINUED)
                                   COUPON       PRINCIPAL
ISSUER                              RATE          AMOUNT                   VALUE(A)
WIRELINES (CONT.)
Telefonica Europe
  09-15-10                           7.75%       $1,560,000(c)           $1,650,180
TELUS
  06-01-11                           8.00         3,727,500(c)            3,991,489
Verizon New York
 Series A
  04-01-12                           6.88         1,900,000               1,982,023
Verizon Pennsylvania
 Series A
  11-15-11                           5.65           665,000                 668,305
                                                                    ---------------
Total                                                                     9,706,995
-----------------------------------------------------------------------------------

TOTAL BONDS
(Cost: $300,949,859)                                                   $299,123,195
-----------------------------------------------------------------------------------

MUNICIPAL BONDS (0.5%)
NAME OF
ISSUER
AND TITLE                          COUPON       PRINCIPAL
OF ISSUE                            RATE          AMOUNT                   VALUE(A)

TOBACCO
Tobacco Settlement Financing Corporation
Revenue Bonds
Series 2007A-1
06-01-46                             6.71%       $1,480,000              $1,412,527
-----------------------------------------------------------------------------------

TOTAL MUNICIPAL BONDS
(Cost: $1,467,425)                                                       $1,412,527
-----------------------------------------------------------------------------------

MONEY MARKET FUND (19.8%)
                                                  SHARES                   VALUE(A)
RiverSource Short-Term Cash Fund                 61,324,135(l)          $61,324,135
-----------------------------------------------------------------------------------

TOTAL MONEY MARKET FUND
(Cost: $61,324,135)                                                     $61,324,135
-----------------------------------------------------------------------------------

TOTAL INVESTMENTS IN SECURITIES
(Cost: $363,741,419)(m)                                                $361,859,857
===================================================================================

                            See accompanying notes to investments in securities.
--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  27

NOTES TO INVESTMENTS IN SECURITIES
(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b) At July 31, 2007, the cost of securities purchased, including interest purchased, on a when-issued and/or other forward-commitment basis was $54,995,296.

(c) Foreign security values are stated in U.S. dollars. For debt securities, principal amounts are denominated in U.S. dollar currency unless otherwise noted. At July 31, 2007, the value of foreign securities represented 3.0% of net assets.

(d) Represents a security sold under Rule 144A, which is exempt from registration under the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Fund's Board of Directors. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers. At July 31, 2007, the value of these securities amounted to $10,280,670 or 3.3% of net assets.

(e) Inflation-indexed bonds are securities in which the principal amount is adjusted for inflation and the semiannual interest payments equal a fixed percentage of the inflation-adjusted principal amount.

(f) Mortgage-backed securities represent direct or indirect participations in, or are secured by and payable from, mortgage loans secured by real property, and include single- and multi-class pass-through securities and collateralized mortgage obligations. These securities may be issued or guaranteed by U.S. government agencies or instrumentalities, or by private issuers, generally originators and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. The maturity dates shown represent the original maturity of the underlying obligation. Actual maturity may vary based upon prepayment activity on these obligations. Unless otherwise noted, the coupon rates presented are fixed rates.

(g) Adjustable rate mortgage; interest rate varies to reflect current market conditions; rate shown is the effective rate on July 31, 2007.

(h) Interest only represents securities that entitle holders to receive only interest payments on the underlying mortgages. The yield to maturity of an interest only is extremely sensitive to the rate of principal payments on the underlying mortgage assets. A rapid (slow) rate of principal repayments may have an adverse (positive) effect on yield to maturity. The principal amount shown is the notional amount of the underlying mortgages. Interest rate disclosed represents yield based upon the estimated timing and amount of future cash flows at July 31, 2007.

(i) Interest rate varies either based on a predetermined schedule or to reflect current market conditions; rate shown is the effective rate on July 31, 2007.

(j) The following abbreviations are used in the portfolio security descriptions to identify the insurer of the issue:

AMBAC  -- Ambac Assurance Corporation
MBIA   -- MBIA Insurance Corporation

(k) Partially pledged as initial deposit on the following open interest rate futures contracts (see Note 5 to the financial statements):

TYPE OF SECURITY                                                NOTIONAL AMOUNT
-------------------------------------------------------------------------------
PURCHASE CONTRACTS
U.S. Treasury Note, Sept. 2007, 2-year                            $10,400,000
U.S. Treasury Note, Sept. 2007, 10-year                             3,700,000
SALE CONTRACTS
U.S. Long Bond, Sept. 2007, 20-year                                 1,200,000
U.S. Treasury Note, Sept. 2007, 5-year                                200,000

(l)  Affiliated Money Market Fund -- See Note 7 to the financial statements.

--------------------------------------------------------------------------------

 28 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

(m) At July 31, 2007, the cost of securities for federal income tax purposes was $364,166,578 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                             $1,044,685
Unrealized depreciation                                             (3,351,406)
------------------------------------------------------------------------------
Net unrealized depreciation                                        $(2,306,721)
------------------------------------------------------------------------------

HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  29

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 2007

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $302,417,284)          $300,535,722
   Affiliated money market fund (identified cost
      $61,324,135) (Note 7)                                       61,324,135
----------------------------------------------------------------------------
Total investments in securities (identified cost
   $363,741,419)                                                 361,859,857
Capital shares receivable                                          1,732,203
Accrued interest receivable                                        2,289,498
Receivable for investment securities sold                         17,604,605
Variation margin receivable                                            3,391
----------------------------------------------------------------------------
Total assets                                                     383,489,554
----------------------------------------------------------------------------
LIABILITIES
Disbursements in excess of cash on demand deposit                     10,572
Dividends payable to shareholders                                    246,535
Capital shares payable                                               104,292
Payable for investment securities purchased                       18,107,229
Payable for securities purchased on a forward-commitment
   basis (Note 1)                                                 54,995,296
Unrealized depreciation on swap transactions, at value (Note
   6)                                                                170,408
Accrued investment management services fee                             4,026
Accrued distribution fee                                                 567
Accrued transfer agency fee                                               31
Accrued administrative services fee                                      587
Other accrued expenses                                                60,009
----------------------------------------------------------------------------
Total liabilities                                                 73,699,552
----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock              $309,790,002
============================================================================

--------------------------------------------------------------------------------

 30 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

JULY 31, 2007

REPRESENTED BY
Capital stock -- $.01 par value (Note 1)                        $    327,248
Additional paid-in capital                                       314,870,028
Undistributed net investment income                                  (78,744)
Accumulated net realized gain (loss) (Note 9)                     (3,410,267)
Unrealized appreciation (depreciation) on investments and on translation of assets and liabilities in foreign
   currencies (Notes 5 and 6)                                     (1,918,263)
----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
   capital stock                                                $309,790,002
============================================================================

Net assets applicable to outstanding
   shares:                                  Class A                           $ 39,913,930
                                            Class B                           $ 10,154,475
                                            Class C                           $    587,688
                                            Class I                           $259,104,810
                                            Class R2                          $      4,912
                                            Class R3                          $      4,912
                                            Class R4                          $      9,474
                                            Class R5                          $      4,912
                                            Class W                           $      4,889
Net asset value per share of outstanding    Class A
   capital stock:                           shares(1)            4,212,416    $       9.48
                                            Class B shares       1,070,928    $       9.48
                                            Class C shares          61,965    $       9.48
                                            Class I shares      27,376,402    $       9.46
                                            Class R2 shares            518    $       9.48
                                            Class R3 shares            518    $       9.48
                                            Class R4 shares          1,000    $       9.47
                                            Class R5 shares            518    $       9.48
                                            Class W shares             516    $       9.47
------------------------------------------------------------------------------------------

(1) The maximum offering price per share for Class A is $9.95. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 4.75%.

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  31

STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 2007

INVESTMENT INCOME
Income:
Interest                                                         11,030,002
Income distributions from affiliated money market fund (Note
   7)                                                             1,055,036
---------------------------------------------------------------------------
Total income                                                     12,085,038
---------------------------------------------------------------------------
Expenses (Note 2):
Investment management services fee                                1,096,973
Distribution fee
   Class A                                                           93,444
   Class B                                                          114,825
   Class C                                                            5,557
   Class R2                                                              16
   Class R3                                                               7
   Class W                                                                8
Transfer agency fee
   Class A                                                           68,221
   Class B                                                           22,251
   Class C                                                            1,062
   Class R2                                                               2
   Class R3                                                               2
   Class R4                                                              90
   Class R5                                                               2
   Class W                                                                7
Service fee -- Class R4                                                  44
Administrative services fees and expenses                           159,975
Plan administration services fee
   Class R2                                                               7
   Class R3                                                               7
   Class R4                                                             111
Compensation of board members                                         4,271
Custodian fees                                                       90,758
Printing and postage                                                 30,055
Registration fees                                                    79,995
Professional fees                                                    35,350
Other                                                                 9,650
---------------------------------------------------------------------------
Total expenses                                                    1,812,690
   Expenses waived/reimbursed by the Investment Manager and
      its affiliates (Note 2)                                      (313,935)
---------------------------------------------------------------------------
                                                                  1,498,755
   Earnings and bank fee credits on cash balances (Note 2)           (3,105)
---------------------------------------------------------------------------
Total net expenses                                                1,495,650
---------------------------------------------------------------------------
Investment income (loss) -- net                                  10,589,388
---------------------------------------------------------------------------

--------------------------------------------------------------------------------

 32 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

YEAR ENDED JULY 31, 2007

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                               $    (9,600)
   Foreign currency transactions                                      9,539
   Futures contracts                                                205,518
   Swap transactions                                               (106,013)
---------------------------------------------------------------------------
Net realized gain (loss) on investments                              99,444
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and liabilities
   in foreign currencies                                            227,306
---------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               326,750
---------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                                   $10,916,138
===========================================================================

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  33

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED JULY 31,                                           2007            2006
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                           $ 10,589,388    $  7,875,418
Net realized gain (loss) on investments                         99,444      (3,334,965)
Net change in unrealized appreciation (depreciation) on
   investments and on translation of assets and
   liabilities in foreign currencies                           227,306      (1,626,948)
--------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
   operations                                               10,916,138       2,913,505
--------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income
      Class A                                               (1,661,080)     (1,346,770)
      Class B                                                 (422,424)       (363,823)
      Class C                                                  (20,374)        (16,869)
      Class I                                               (8,585,459)     (6,020,734)
      Class R2                                                    (121)            N/A
      Class R3                                                    (129)            N/A
      Class R4                                                  (4,185)         (3,966)
      Class R5                                                    (144)            N/A
      Class W                                                     (142)            N/A
   Net realized gain
      Class A                                                       --         (10,474)
      Class B                                                       --          (3,920)
      Class C                                                       --            (158)
      Class I                                                       --         (42,743)
      Class R4                                                      --             (30)
--------------------------------------------------------------------------------------
Total distributions                                        (10,694,058)     (7,809,487)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 34 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

YEAR ENDED JULY 31,                                           2007            2006
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales
   Class A shares (Note 2)                                $ 15,225,958    $ 18,529,854
   Class B shares                                            5,099,082       6,000,039
   Class C shares                                              287,282         266,911
   Class I shares                                          120,023,256      95,959,205
   Class R2 shares                                               5,000             N/A
   Class R3 shares                                               5,000             N/A
   Class R4 shares                                              91,190              --
   Class R5 shares                                               5,000             N/A
   Class W shares                                                5,000             N/A
Reinvestment of distributions at net asset value
   Class A shares                                            1,481,215       1,165,583
   Class B shares                                              389,581         333,536
   Class C shares                                               18,738          15,565
   Class I shares                                            8,481,913       5,968,439
   Class R4 shares                                               3,799           3,571
Payments for redemptions
   Class A shares                                          (13,285,763)    (22,260,950)
   Class B shares (Note 2)                                  (6,200,217)     (7,088,319)
   Class C shares (Note 2)                                    (290,569)       (290,859)
   Class I shares                                          (44,053,924)    (36,878,152)
   Class R4 shares                                            (188,059)            (10)
--------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
   transactions                                             87,103,482      61,724,413
--------------------------------------------------------------------------------------
Total increase (decrease) in net assets                     87,325,562      56,828,431
Net assets at beginning of year                            222,464,440     165,636,009
--------------------------------------------------------------------------------------
Net assets at end of year                                 $309,790,002    $222,464,440
======================================================================================
Undistributed net investment income                       $    (78,744)   $    122,400
--------------------------------------------------------------------------------------

See accompanying notes to financial statements.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource Bond Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Bond Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board. Although the Fund is not an index fund, it invests primarily in securities like those included in the Lehman Brothers Aggregate Bond Index (the Index), which are investment grade and denominated in U.S. dollars. The Index includes securities issued by the U.S. government, corporate bonds and mortgage- and asset-backed securities.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares have no sales charge and are offered only to qualifying institutional investors.

Effective Dec. 11, 2006, the Board approved renaming Class Y as Class R4, terminating the shareholder servicing agreement, revising the fee structure under the transfer agent agreement from account-based to asset-based, and adopting a plan administration services agreement.

At July 31, 2007, Ameriprise Financial, Inc. (Ameriprise Financial), the parent company of RiverSource Investments, LLC (the Investment Manager) and the affiliated funds-of-funds owned 100% of Class I shares.

Effective Dec. 11, 2006, the Fund offers additional classes of shares, Class R2, Class R3, and Class R5, to certain institutional investors. These shares are sold without a front-end sales charge or CDSC. At July 31, 2007, Ameriprise Financial owned 100% of Class R2, Class R3 and Class R5 shares.

Effective Dec. 1, 2006, the Fund offers an additional class of shares, Class W, through qualifying discretionary accounts. Class W shares are sold without a front-end sales charge or CDSC. At July 31, 2007, Ameriprise Financial owned 100% of Class W shares.

At July 31, 2007, Ameriprise Financial, RiverSource Life Insurance Company, a wholly-owned subsidiary of Ameriprise Financial and the affiliated funds-of-funds owned approximately 84% of the total outstanding Fund shares.

--------------------------------------------------------------------------------

 36 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board of Directors of the funds generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign equities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time. Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial will fair value foreign equity securities pursuant to procedures adopted by the Board of Directors of the funds, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange. Swap transactions are valued through an authorized pricing service, broker, or an internal model. Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  37

SECURITIES PURCHASED ON A FORWARD-COMMITMENT BASIS

Delivery and payment for securities that have been purchased by the Fund on a forward-commitment basis, including when-issued securities and other forward-commitments, can take place one month or more after the transaction date. During this period, such securities are subject to market fluctuations, and they may affect the Fund's net assets the same as owned securities. The Fund designates cash or liquid securities at least equal to the amount of its forward-commitments. At July 31, 2007, the Fund has entered into outstanding when-issued securities of $43,991,346 and other forward-commitments of $11,003,950.

The Fund also enters into transactions to sell purchase commitments to third parties at current market values and concurrently acquires other purchase commitments for similar securities at later dates. As an inducement for the Fund to "roll over" its purchase commitments, the Fund receives negotiated amounts in the form of reductions of the purchase price of the commitment.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When options on debt securities or futures are exercised, the Fund will realize a gain or loss. When other options are exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At July 31, 2007, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund

--------------------------------------------------------------------------------

 38 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations. At July 31, 2007, the Fund had no outstanding forward foreign currency contracts.

FORWARD SALE COMMITMENTS

The Fund may enter into forward sale commitments to hedge its portfolio positions or to sell mortgage-backed securities it owns under delayed delivery arrangements. Proceeds of forward sale commitments are not received until the contractual settlement date. During the time a forward sale commitment is outstanding, equivalent deliverable securities, or an offsetting forward purchase commitment deliverable on or before the sale commitment date, are used to satisfy the commitment.

Unsettled forward sale commitments are valued at the current market value of the underlying securities, generally according to the procedures described under

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  39

"Valuation of securities" above. The forward sale commitment is "marked-to-market" daily and the change in market value is recorded by the Fund as an unrealized gain or loss. If the forward sale commitment is closed through the acquisition of an offsetting purchase commitment, the Fund realizes a gain or loss. If the Fund delivers securities under the commitment, the Fund realizes a gain or a loss from the sale of the securities based upon the market price established at the date the commitment was entered into. Forward sale commitments outstanding at period end are listed in the "Notes to investments in securities." At July 31, 2007, the Fund had no outstanding forward sale commitments.

CMBS TOTAL RETURN SWAP TRANSACTIONS

The Fund may enter into swap agreements to earn the total return on a specified security or index of fixed income securities. CMBS total return swaps are bilateral financial contracts designed to replicate synthetically the total returns of collateralized mortgage-backed securities. Under the terms of the swaps, the Fund either receives or pays the total return on a reference security or index applied to a notional principal amount. In return, the Fund agrees to pay or receive from the counterparty a floating rate, which is reset periodically based on short-term interest rates, applied to the same notional amount.

The notional amounts of swap contracts are not recorded in the financial statements. Swaps are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk that the counterparty will default on its obligation to pay net amounts due to the Fund.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

--------------------------------------------------------------------------------

 40 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $96,474 and accumulated net realized loss has been decreased by $96,474.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED JULY 31,                                    2007          2006
----------------------------------------------------------------------------
CLASS A
Distributions paid from:
      Ordinary income...........................    $1,661,080    $1,357,244
      Long-term capital gain....................            --            --
CLASS B
Distributions paid from:
      Ordinary income...........................       422,424       367,743
      Long-term capital gain....................            --            --
CLASS C
Distributions paid from:
      Ordinary income...........................        20,374        17,027
      Long-term capital gain....................            --            --
CLASS I
Distributions paid from:
      Ordinary income...........................     8,585,459     6,063,477
      Long-term capital gain....................            --            --
CLASS R2(A)
Distributions paid from:
      Ordinary income...........................           121           N/A
      Long-term capital gain....................            --           N/A
CLASS R3(A)
Distributions paid from:
      Ordinary income...........................           129           N/A
      Long-term capital gain....................            --           N/A
CLASS R4(B)
Distributions paid from:
      Ordinary income...........................         4,185         3,966
      Long-term capital gain....................            --            --

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  41

YEAR ENDED JULY 31,                                    2007          2006
----------------------------------------------------------------------------
CLASS R5(A)
Distributions paid from:
      Ordinary income...........................           144           N/A
      Long-term capital gain....................            --           N/A
CLASS W(C)
Distributions paid from:
      Ordinary income...........................           142           N/A
      Long-term capital gain....................            --           N/A

(a)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c)  For the period from Dec. 1, 2006 (inception date) to July 31, 2007.

At July 31, 2007, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income..............................    $   378,829
Undistributed accumulated long-term gain...................    $        --
Accumulated realized loss..................................    $(2,830,266)
Unrealized appreciation (depreciation).....................    $(2,709,302)

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board (FASB) released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.

In June 2006, the FASB issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

--------------------------------------------------------------------------------

 42 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

DIVIDENDS TO SHAREHOLDERS

Dividends from net investment income, declared daily and payable monthly, when available, are reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the last income dividend of the calendar year.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.48% to 0.29% annually as the Fund's assets increase. The management fee for the year ended July 31, 2007, was 0.48% of the Fund's average daily net assets.

Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.07% to 0.04% annually as the Fund's assets increase.

Other expenses in the amount of $3,868 are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board.

Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested Board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent registered public accounting firm services.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  43

Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual fee per shareholder account for this service as follows:

-  Class A $20.50

-  Class B $21.50

-  Class C $21.00

Effective Dec. 11, 2006, as part of the Board's approval to rename Class Y as Class R4, the fee structure under the Transfer Agency Agreement was revised from an account-based fee for Class Y to an asset-based fee for Class R4. The Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares. Prior to Dec. 11, 2006, the Fund paid the Transfer Agent an annual account-based fee of $18.50 per shareholder account.

In addition, the Fund pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Funds average daily net assets attributable to Class R2, Class R3 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

Prior to Dec. 11, 2006, Class I paid a transfer agency fee at an annual rate per shareholder account of $1. Effective Dec. 11, 2006, this fee was eliminated.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the statement of operations.

The Fund has agreements with Ameriprise Financial Services, Inc. and RiverSource Distributors, Inc. (collectively, the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares.

Effective Dec. 11, 2006, a Plan Administration Services Agreement was adopted for the restructured Class R4 and the introduction of Class R2 and Class R3. The fee is calculated at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares.

Prior to Dec. 11, 2006, under a Shareholder Service Agreement, the Fund paid the Distributor a fee for service provided to shareholders by the Distributor and other servicing agents with respect to Class Y shares. The fee was calculated at a rate of 0.10% of the Fund's average daily net assets attributable to Class Y shares. Effective Dec. 11, 2006, this agreement was terminated.

--------------------------------------------------------------------------------

 44 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

Sales charges received by the Distributor for distributing Fund shares were $101,452 for Class A, $15,438 for Class B and $114 for Class C for the year ended July 31, 2007.

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

For the year ended July 31, 2007, the Investment Manager and its affiliates waived certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds) were 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.54% for Class I, 1.30% for Class R2, 1.05% for Class R3, 0.73% for Class R4, 0.55% for Class R5 and 0.95% for Class W. Of these waived fees and expenses, the transfer agency fees waived for Class A, Class B, Class C, Class R2, Class R3, Class R4, Class R5, and Class W were $30,843, $9,621, $458, $1, $1, $77, $2 and $1, respectively, and the management fees waived at the Fund level were $272,931. Under an agreement, which was effective until July 31, 2007, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds) would not exceed 0.89% for Class A, 1.65% for Class B, 1.66% for Class C, 0.54% for Class I, 1.30% for Class R2, 1.05% for Class R3, 0.73% for Class R4, 0.55% for Class R5 and 0.95% for Class W of the Fund's average daily net assets. Effective August 1, 2007, the Investment Manager and its affiliates have contractually agreed to wave certain fees and expenses (excluding fees and expenses of acquired funds) such that net expenses will not exceed 0.89% for Class A, 1.65% for Class B, 1.65% for Class C, 0.50% for Class I, 1.30% for Class R2, 1.05% for Class R3, 0.77% for Class R4, 0.55% for Class R5 and 0.95% for Class W of the Fund's average daily net assets, until July 31, 2008, unless sooner terminated at the discretion of the Board.

During the year ended July 31, 2007, the Fund's custodian and transfer agency fees were reduced by $3,105 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $863,227,222 and $791,864,523, respectively, for the year ended July 31, 2007. Realized gains and losses are determined on an identified cost basis.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  45

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                                 YEAR ENDED JULY 31, 2007
                                            ISSUED FOR
                                            REINVESTED                            NET
                                SOLD       DISTRIBUTIONS     REDEEMED     INCREASE (DECREASE)
---------------------------------------------------------------------------------------------
Class A                       1,595,525       154,847       (1,389,995)          360,377
Class B                         532,271        40,687         (650,636)          (77,678)
Class C                          30,029         1,958          (30,399)            1,588
Class I                      12,642,580       888,099       (4,616,870)        8,913,809
Class R2(a)                         518            --               --               518
Class R3(a)                         518            --               --               518
Class R4(b)                       9,495           396          (19,605)           (9,714)
Class R5(a)                         518            --               --               518
Class W(c)                          516            --               --               516
---------------------------------------------------------------------------------------------

                                                 YEAR ENDED JULY 31, 2006
                                            ISSUED FOR
                                            REINVESTED                            NET
                                SOLD       DISTRIBUTIONS     REDEEMED     INCREASE (DECREASE)
---------------------------------------------------------------------------------------------
Class A                       1,936,566       122,246       (2,314,283)         (255,471)
Class B                         625,431        34,948         (741,998)          (81,619)
Class C                          27,931         1,630          (30,424)             (863)
Class I                      10,067,076       627,362       (3,874,552)        6,819,886
Class R4(b)                          --           374               (1)              373
---------------------------------------------------------------------------------------------

(a)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(b)  Effective Dec. 11, 2006, Class Y was renamed Class R4.
(c)  For the period from Dec. 1, 2006 (inception date) to July 31, 2007.

5. INTEREST RATE FUTURES CONTRACTS

At July 31, 2007, investments in securities included securities valued at $118,597 that were pledged as collateral to cover initial margin deposits on 89 open purchase contracts and 14 open sale contracts. The notional market value of the open purchase contracts at July 31, 2007 was $14,631,360 with a net unrealized gain of $154,843. The notional market value of the open sale contracts at July 31, 2007 was $4,695,750 with a net unrealized loss of $21,136. See "Summary of significant accounting policies" and "Notes to investments in securities."

--------------------------------------------------------------------------------

 46 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

6. SWAP CONTRACTS

At July 31, 2007, the Fund had the following open CMBS total return swap contracts:

                                                                      UNREALIZED
                                      TERMINATION      NOTIONAL      APPRECIATION
                                          DATE          AMOUNT      (DEPRECIATION)
----------------------------------------------------------------------------------
Receive total return on Lehman
Brothers Aaa 8.5+ Commercial
Mortgage-Backed Securities Index
and pay a floating rate based on
1-month LIBOR less 0.25%.
Counterparty: Wachovia                Oct. 1, 2007    $2,725,000      $ (16,781)
Receive total return on Lehman
Brothers Baa 8.5+ Commercial
Mortgage-Backed Securities Index
and pay a floating rate based on
1-month LIBOR less 1.20%.
Counterparty: Citigroup               Nov. 1, 2007       650,000        (35,512)
Receive total return on Lehman
Brothers Baa 8.5+ Commercial
Mortgage-Backed Securities Index
and pay a floating rate based on
1-month LIBOR less 1.10%.
Counterparty: Citigroup               Dec. 1, 2007       650,000        (35,568)
Receive total return on Lehman
Brothers Baa 8.5+ Commercial
Mortgage-Backed Securities Index
and pay a floating rate based on
1-month LIBOR less 1.05%.
Counterparty: Wachovia                Dec. 1, 2007       600,000        (32,787)
Receive spread on Lehman Brothers
Baa 8.5+ Commercial
Mortgage-Backed Securities Index
plus 1.00% times notional amount
plus spread return amount, if such
amount is positive, and pay the
absolute value of the spread
return amount, if such amount is
negative.
Counterparty: Citigroup               Jan. 1, 2008       200,000        (14,268)
Receive total return on Lehman
Brothers Baa 8.5+ Commercial
Mortgage-Backed Securities Index
and pay a floating rate based on
1-month LIBOR plus 1.10%.
Counterparty: Wachovia                Jan. 1, 2008       650,000        (35,492)
----------------------------------------------------------------------------------
Total                                                                 $(170,408)
----------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  47

7. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. Cost of purchases and proceeds from sales aggregated $196,644,362 and $135,320,227, respectively, for the year ended July 31, 2007.

8. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings under the facility outstanding during the year ended July 31, 2007.

9. CAPITAL LOSS CARRY-OVER AND POST-OCTOBER LOSS

For federal income tax purposes, the Fund had a capital loss carry-over of $2,158,756 at July 31, 2007, that if not offset by capital gains will expire as follows:

  2014        2015
$526,700   $1,632,056

The Fund also had a post-October loss of $671,510 at July 31, 2007.

It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

10. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they

--------------------------------------------------------------------------------

 48 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs may file a notice of appeal with the Eighth Circuit Court of Appeals within 30 days from the date of judgment.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  49
procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

--------------------------------------------------------------------------------

 50 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

11. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $9.46          $9.72          $9.62          $9.49          $9.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .42(c)         .36            .31            .26            .02
Net gains (losses) (both realized and
 unrealized)                                .02           (.26)           .11            .13           (.45)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .44            .10            .42            .39           (.43)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.42)          (.36)          (.32)          (.26)          (.02)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.48          $9.46          $9.72          $9.62          $9.49
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $40            $36            $40            $65            $51
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .89%           .90%           .94%           .97%           .96%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.39%          3.84%          3.09%          2.61%          1.80%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%           301%           313%           310%            46%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           4.75%          1.13%          4.32%          4.06%         (4.31%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from June 19, 2003 (when shares became publicly available) to July 31, 2003.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class A would have been 1.09%, 1.12%, 1.04%, 1.06% and 2.56% for the periods ended July 31, 2007, 2006, 2005, 2004 and 2003, respectively.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  51

CLASS B

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $9.47          $9.72          $9.62          $9.50          $9.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .35(c)         .29            .23            .18            .01
Net gains (losses) (both realized and
 unrealized)                                .01           (.25)           .11            .12           (.44)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .36            .04            .34            .30           (.43)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.35)          (.29)          (.24)          (.18)          (.01)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.48          $9.47          $9.72          $9.62          $9.50
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $10            $11            $12             $8             $2
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                    1.65%          1.66%          1.69%          1.74%          1.73%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              3.62%          3.09%          2.39%          1.87%          1.37%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%           301%           313%           310%            46%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           3.85%           .42%          3.56%          3.18%         (4.28%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from June 19, 2003 (when shares became publicly available) to July 31, 2003.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class B would have been 1.85%, 1.89%, 1.83%, 1.83% and 3.32% for the periods ended July 31, 2007, 2006, 2005, 2004 and 2003, respectively.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

 52 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

CLASS C

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $9.47          $9.72          $9.62          $9.50          $9.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .35(c)         .29            .23            .18            .01
Net gains (losses) (both realized and
 unrealized)                                .01           (.26)           .11            .12           (.44)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .36            .03            .34            .30           (.43)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.35)          (.28)          (.24)          (.18)          (.01)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.48          $9.47          $9.72          $9.62          $9.50
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                   $1             $1             $1            $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                    1.65%          1.67%          1.69%          1.72%          1.64%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              3.63%          3.07%          2.40%          1.88%          1.51%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%           301%           313%           310%            46%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           3.85%           .42%          3.55%          3.17%         (4.28%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from June 19, 2003 (when shares became publicly available) to July 31, 2003.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class C would have been 1.85%, 1.89%, 1.84%, 1.81% and 3.32% for the periods ended July 31, 2007, 2006, 2005, 2004 and 2003, respectively.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  53

CLASS I

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005        2004(B)
Net asset value, beginning of period      $9.45          $9.71          $9.61          $9.79
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .45(c)         .39            .33            .12
Net gains (losses) (both realized and
 unrealized)                                .02           (.26)           .11           (.18)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .47            .13            .44           (.06)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.46)          (.39)          (.34)          (.12)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.46          $9.45          $9.71          $9.61
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                 $259           $174           $113            $63
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .54%           .58%           .70%           .70%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.75%          4.22%          3.42%          3.03%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%           301%           313%           310%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           5.01%          1.47%          4.58%          (.72%)(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from March 4, 2004 (inception date) to July 31, 2004.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class I would have been 0.66%, 0.69%, 0.72% and 0.73% for the periods ended July 31, 2007, 2006, 2005 and 2004, respectively.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

 54 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

CLASS R2

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period      $9.65
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .24(c)
Net gains (losses) (both realized and
 unrealized)                               (.18)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .06
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.23)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.48
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                    1.30%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.04%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%
-----------------------------------------------------------------------------------------------------------
Total return(h)                            .67%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class R2 would have been 1.45% for the period ended July 31, 2007.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  55

CLASS R3

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period      $9.65
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .26(c)
Net gains (losses) (both realized and
 unrealized)                               (.19)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .07
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.24)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.48
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                    1.05%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.29%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%
-----------------------------------------------------------------------------------------------------------
Total return(h)                            .83%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class R3 would have been 1.18% for the period ended July 31, 2007.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

 56 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

CLASS R4*

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,            2007              2006           2005           2004        2003(B)
Net asset value, beginning of period      $9.46          $9.72          $9.62          $9.49          $9.94
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .43(c)         .38            .32            .27            .02
Net gains (losses) (both realized and
 unrealized)                                .02           (.26)           .11            .13           (.45)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .45            .12            .43            .40           (.43)
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.44)          (.38)          (.33)          (.27)          (.02)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.47          $9.46          $9.72          $9.62          $9.49
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--            $--            $--            $--            $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .73%           .74%           .78%           .80%           .82%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.43%          4.01%          3.36%          2.78%          2.01%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%           301%           313%           310%            46%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           4.81%          1.28%          4.49%          4.23%         (4.30%)(i)
-----------------------------------------------------------------------------------------------------------

 *   Effective Dec. 11, 2006, Class Y was renamed Class R4.
(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from June 19, 2003 (when shares became publicly available) to July 31, 2003.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses for Class R4 would have been 0.93%, 0.94%, 0.92%, 0.89% and 2.40% for the periods ended July 31, 2007, 2006, 2005, 2004 and 2003, respectively.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  57

CLASS R5

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period      $9.65
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .29(c)
Net gains (losses) (both realized and
 unrealized)                               (.19)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .10
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.27)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.48
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .55%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.78%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%
-----------------------------------------------------------------------------------------------------------
Total return(h)                           1.14%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class R5 would have been 0.71% for the period ended July 31, 2007.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

 58 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

CLASS W

PER SHARE INCOME AND CAPITAL CHANGES(a)
FISCAL PERIOD ENDED JULY 31,           2007(B)
Net asset value, beginning of period      $9.69
-----------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .28(c)
Net gains (losses) (both realized and
 unrealized)                               (.23)
-----------------------------------------------------------------------------------------------------------
Total from investment operations            .05
-----------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.27)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period            $9.47
-----------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in
 millions)                                  $--
-----------------------------------------------------------------------------------------------------------
Ratio of expenses to average daily
 net assets(d),(e),(f)                     .95%(g)
-----------------------------------------------------------------------------------------------------------
Ratio of net investment income (loss)
 to average daily net assets              4.41%(g)
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate
 (excluding short-term securities)         347%
-----------------------------------------------------------------------------------------------------------
Total return(h)                            .58%(i)
-----------------------------------------------------------------------------------------------------------

(a)  For a share outstanding throughout the period. Rounded to the nearest cent.
(b)  For the period from Dec. 1, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using average shares outstanding method.
(d) Expense ratio is based on total expenses of the Fund before reduction of earnings credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratio of expenses for Class W would have been 1.08% for the period ended July 31, 2007.
(g)  Adjusted to an annual basis.
(h)  Total return does not reflect payment of a sales charge.
(i)  Not annualized.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

OF RIVERSOURCE CORE BOND FUND:
We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Core Bond Fund (the
Fund), one of the portfolios constituting the RiverSource Bond Series, Inc. as of July 31, 2007, and the related statements of operations, changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. The financial statements and financial highlights of the Fund for the periods presented through July 31, 2006, were audited by other auditors whose report dated September 20, 2006, expressed an unqualified opinion on those financial statements and financial highlights.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2007, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2007 financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Core Bond Fund of the RiverSource Bond Series, Inc. at July 31, 2007, the results of its operations, changes in its net assets, and the financial highlights for the year then ended, in conformity with U.S. generally accepted accounting principles.

                                                      ERNST & YOUNG LLP
Minneapolis, Minnesota
September 20, 2007

--------------------------------------------------------------------------------

 60 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION

(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended July 31, 2007

CLASS A

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Aug. 28, 2006...............................................        $0.03500
Sept. 25, 2006..............................................         0.03600
Oct. 26, 2006...............................................         0.03750
Nov. 27, 2006...............................................         0.03750
Dec. 18, 2006...............................................         0.03751
Jan. 23, 2007...............................................         0.03751
Feb. 23, 2007...............................................         0.03300
March 26, 2007..............................................         0.03300
April 25, 2007..............................................         0.03300
May 25, 2007................................................         0.03300
June 25, 2007...............................................         0.03400
July 25, 2007...............................................         0.03600
Total distributions.........................................        $0.42302

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  61

CLASS B

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Aug. 28, 2006...............................................        $0.02850
Sept. 25, 2006..............................................         0.03046
Oct. 26, 2006...............................................         0.03136
Nov. 27, 2006...............................................         0.03113
Dec. 18, 2006...............................................         0.03330
Jan. 23, 2007...............................................         0.03036
Feb. 23, 2007...............................................         0.02686
March 26, 2007..............................................         0.02680
April 25, 2007..............................................         0.02703
May 25, 2007................................................         0.02702
June 25, 2007...............................................         0.02790
July 25, 2007...............................................         0.02999
Total distributions.........................................        $0.35071

CLASS C

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Aug. 28, 2006...............................................        $0.02844
Sept. 25, 2006..............................................         0.03040
Oct. 26, 2006...............................................         0.03126
Nov. 27, 2006...............................................         0.03105
Dec. 18, 2006...............................................         0.03326
Jan. 23, 2007...............................................         0.03025
Feb. 23, 2007...............................................         0.02663
March 26, 2007..............................................         0.02679
April 25, 2007..............................................         0.02743
May 25, 2007................................................         0.02680
June 25, 2007...............................................         0.02818
July 25, 2007...............................................         0.03016
Total distributions.........................................        $0.35065

--------------------------------------------------------------------------------

 62 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

CLASS I

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Aug. 28, 2006...............................................        $0.03796
Sept. 25, 2006..............................................         0.03852
Oct. 26, 2006...............................................         0.04030
Nov. 27, 2006...............................................         0.04040
Dec. 18, 2006...............................................         0.03938
Jan. 23, 2007...............................................         0.04078
Feb. 23, 2007...............................................         0.03580
March 26, 2007..............................................         0.03582
April 25, 2007..............................................         0.03572
May 25, 2007................................................         0.03572
June 25, 2007...............................................         0.03677
July 25, 2007...............................................         0.03866
Total distributions.........................................        $0.45583

CLASS R2

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 18, 2006...............................................        $0.01048
Jan. 23, 2007...............................................         0.03401
Feb. 23, 2007...............................................         0.02974
March 26, 2007..............................................         0.02966
April 25, 2007..............................................         0.02982
May 25, 2007................................................         0.02982
June 25, 2007...............................................         0.03088
July 25, 2007...............................................         0.03287
Total distributions.........................................        $0.22728

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  63

CLASS R3

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 18, 2006...............................................        $0.01086
Jan. 23, 2007...............................................         0.03632
Feb. 23, 2007...............................................         0.03177
March 26, 2007..............................................         0.03171
April 25, 2007..............................................         0.03180
May 25, 2007................................................         0.03179
June 25, 2007...............................................         0.03289
July 25, 2007...............................................         0.03482
Total distributions.........................................        $0.24196

CLASS R4*

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Aug. 28, 2006...............................................        $0.03637
Sept. 25, 2006..............................................         0.03717
Oct. 26, 2006...............................................         0.03880
Nov. 27, 2006...............................................         0.03885
Dec. 18, 2006...............................................         0.03888
Jan. 23, 2007...............................................         0.03922
Feb. 23, 2007...............................................         0.03430
March 26, 2007..............................................         0.03425
April 25, 2007..............................................         0.03425
May 25, 2007................................................         0.03425
June 25, 2007...............................................         0.03509
July 25, 2007...............................................         0.03720
Total distributions.........................................        $0.43863

--------------------------------------------------------------------------------

 64 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

CLASS R5

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 18, 2006...............................................        $0.01129
Jan. 23, 2007...............................................         0.04088
Feb. 23, 2007...............................................         0.03582
March 26, 2007..............................................         0.03582
April 25, 2007..............................................         0.03574
May 25, 2007................................................         0.03574
June 25, 2007...............................................         0.03689
July 25, 2007...............................................         0.03870
Total distributions.........................................        $0.27088

CLASS W

INCOME DISTRIBUTIONS - taxable as dividend income:
      Qualified Dividend Income for individuals.............           0.00%
      Dividends Received Deduction for corporations.........           0.00%

PAYABLE DATE                                                       PER SHARE
Dec. 18, 2006...............................................        $0.03114
Jan. 23, 2007...............................................         0.03711
Feb. 23, 2007...............................................         0.03264
March 26, 2007..............................................         0.03260
April 25, 2007..............................................         0.03267
May 25, 2007................................................         0.03254
June 25, 2007...............................................         0.03347
July 25, 2007...............................................         0.03566
Total distributions.........................................        $0.26783

* Effective Dec. 11, 2006, Class Y was renamed Class R4.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  65

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 102 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Kathleen Blatz           Board member       Chief Justice, Minnesota Supreme
901 S. Marquette Ave.    since 2006         Court, 1998-2005
Minneapolis, MN 55402
Age 53
-----------------------------------------------------------------------------------------------------
Arne H. Carlson          Board member       Chair, RiverSource Funds,
901 S. Marquette Ave.    since 1999         1999-2006; former Governor of
Minneapolis, MN 55402                       Minnesota
Age 73
-----------------------------------------------------------------------------------------------------
Pamela G. Carlton        Board member       President, Springboard -- Partners
901 S. Marquette Ave.    since 2007         in Cross Cultural Leadership
Minneapolis, MN 55402                       (consulting company)
Age 52
-----------------------------------------------------------------------------------------------------
Patricia M. Flynn        Board member       Trustee Professor of Economics and
901 S. Marquette Ave.    since 2004         Management, Bentley College; former
Minneapolis, MN 55402                       Dean, McCallum Graduate School of
Age 56                                      Business, Bentley College
-----------------------------------------------------------------------------------------------------
Anne P. Jones            Board member       Attorney and Consultant
901 S. Marquette Ave.    since 1985
Minneapolis, MN 55402
Age 72
-----------------------------------------------------------------------------------------------------
Jeffrey Laikind, CFA     Board member       Former Managing Director, Shikiar    American Progressive
901 S. Marquette Ave.    since 2005         Asset Management                     Insurance
Minneapolis, MN 55402
Age 71
-----------------------------------------------------------------------------------------------------
Stephen R. Lewis, Jr.    Board member       President Emeritus and Professor of  Valmont Industries,
901 S. Marquette Ave.    since 2002 and     Economics, Carleton College          Inc. (manufactures
Minneapolis, MN 55402    Chair of the                                            irrigation systems)
Age 68                   Board since 2007
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 66 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
Catherine James Paglia   Board member       Director, Enterprise Asset           Strategic
901 S. Marquette Ave.    since 2004         Management, Inc. (private real       Distribution, Inc.
Minneapolis, MN 55402                       estate and asset management          (transportation,
Age 55                                      company)                             distribution and
                                                                                 logistics
                                                                                 consultants)
-----------------------------------------------------------------------------------------------------
Alison Taunton-Rigby     Board member       Chief Executive Officer, RiboNovix,  Hybridon, Inc.
901 S. Marquette Ave.    since 2002         Inc. since 2003 (biotechnology);     (biotechnology);
Minneapolis, MN 55402                       former President, Forester Biotech   American Healthways,
Age 63                                                                           Inc. (health
                                                                                 management programs)
-----------------------------------------------------------------------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION                 OTHER
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS               DIRECTORSHIPS
-----------------------------------------------------------------------------------------------------
William F. Truscott      Board member       President -- U.S. Asset Management
53600 Ameriprise         since 2001,        and Chief Investment Officer,
Financial Center         Vice President     Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002         President, Chairman of the Board
Age 47                                      and Chief Investment Officer,
                                            RiverSource Investments, LLC since
                                            2005; President, Ameriprise
                                            Certificate Company since 2006;
                                            Senior Vice President -- Chief
                                            Investment Officer, Ameriprise
                                            Financial, Inc. and Chairman of the
                                            Board and Chief Investment Officer,
                                            RiverSource Investments, LLC,
                                            2001-2005
-----------------------------------------------------------------------------------------------------

* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  67

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Patrick T. Bannigan      President since    Senior Vice President -- Asset Management,
172 Ameriprise           2006               RiverSource Investments, LLC since 2006;
Financial Center                            Managing Director and Global Head of Product,
Minneapolis, MN 55474                       Morgan Stanley Investment Management,
Age 41                                      2004-2006; President, Touchstone Investments,
                                            2002-2004; Director of Strategic Planning,
                                            Evergreen Investments, 1995-2002
------------------------------------------------------------------------------------------
Michelle M. Keeley       Vice President     Executive Vice President -- Equity and Fixed
172 Ameriprise           since 2004         Income, Ameriprise Financial, Inc. and
Financial Center                            RiverSource Investments, LLC since 2006; Vice
Minneapolis, MN 55474                       President -- Investments, Ameriprise
Age 43                                      Certificate Company since 2003; Senior Vice
                                            President -- Fixed Income, Ameriprise
                                            Financial, Inc., 2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006; Managing
                                            Director, Zurich Global Assets, 2001-2002
------------------------------------------------------------------------------------------
Amy K. Johnson           Vice President     Vice President -- Asset Management and Trust
5228 Ameriprise          since 2006         Company Services, RiverSource Investments, LLC
Financial Center                            since 2006; Vice President -- Operations and
Minneapolis, MN 55474                       Compliance, RiverSource Investments, LLC,
Age 41                                      2004-2006; Director of Product
                                            Development -- Mutual Funds, Ameriprise
                                            Financial, Inc., 2001-2004
------------------------------------------------------------------------------------------
Jeffrey P. Fox           Treasurer since    Vice President -- Investment Accounting,
105 Ameriprise           2002               Ameriprise Financial, Inc. since 2002; Vice
Financial Center                            President -- Finance, American Express
Minneapolis, MN 55474                       Company, 2000-2002
Age 52
------------------------------------------------------------------------------------------
Scott R. Plummer         Vice President,    Vice President and Chief Counsel -- Asset
5228 Ameriprise          General Counsel    Management, Ameriprise Financial, Inc. since
Financial Center         and Secretary      2005; Vice President, General Counsel and
Minneapolis, MN 55474    since 2006         Secretary, Ameriprise Certificate Company
Age 47                                      since 2005; Vice President -- Asset Management
                                            Compliance, Ameriprise Financial, Inc.,
                                            2004-2005; Senior Vice President and Chief
                                            Compliance Officer, U.S. Bancorp Asset
                                            Management, 2002-2004; Second Vice President
                                            and Assistant General Counsel, Hartford Life,
                                            2001-2002
------------------------------------------------------------------------------------------
Jennifer D. Lammers      Chief Compliance   U.S. Asset Management Chief Compliance
172 Ameriprise           Officer since      Officer, RiverSource Investments, LLC since
Financial Center         2006               2006; Director -- Mutual Funds, Voyageur Asset
Minneapolis, MN 55474                       Management, 2003-2006; Director of Finance,
Age 46                                      Voyageur Asset Management, 2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

 68 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

NAME,                    POSITION HELD
ADDRESS,                 WITH FUND AND      PRINCIPAL OCCUPATION
AGE                      LENGTH OF SERVICE  DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------
Neysa M. Alecu           Money Laundering   Compliance Director and Anti-Money Laundering
2934 Ameriprise          Prevention         Officer, Ameriprise Financial, Inc. since
Financial Center         Officer since      2004; Manager Anti-Money Laundering,
Minneapolis, MN 55474    2004               Ameriprise Financial, Inc., 2003-2004;
Age 43                                      Compliance Director and Bank Secrecy Act
                                            Officer, American Express Centurion Bank,
                                            2000-2003
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  69

APPROVAL OF INVESTMENT MANAGEMENT SERVICES AGREEMENT

RiverSource Investments, LLC ("RiverSource"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). The Fund's Board of Directors (the "Board") and the Board's Investment Review and Contracts Committees monitor these services throughout the year.

On an annual basis, the Board, including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource prepares detailed reports for the Board and its Contracts Committee in March and April, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource addressing the services RiverSource provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts and Investment Review Committees in determining whether to continue the IMS Agreement. At the April 11-12, 2007 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource, including, in particular, the growing strength and capabilities of many RiverSource offices and the increased investment and resources dedicated to the Fund's operations, particularly in the areas of trading systems, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource, the Board considered the quality of the administrative, custody and transfer agency services provided by RiverSource affiliates to the Fund. The Board also reviewed the financial condition of RiverSource and the entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource). The Board concluded that the services being performed under the IMS Agreement were of a reasonably high quality.

--------------------------------------------------------------------------------

 70 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board determined that RiverSource was in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2005. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource and its Affiliates from their Relationships with the Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource's profitability. The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource and its affiliates in connection with RiverSource providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  71
investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 12, 2007, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY VOTING

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 12, 2007, Ernst & Young LLP was selected as the Fund's independent registered public accounting firm for the 2007 fiscal year. A majority of the Fund's Board of Directors, including a majority of the Independent Directors, approved the appointment of Ernst & Young LLP. The predecessor independent registered public accounting firm's reports on the Fund's financial statements for the year ended July 31, 2006 and the year ended July 31, 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal periods and through April 12, 2007 there were no disagreements between the Fund and the predecessor independent registered public accounting firm on any matter of

--------------------------------------------------------------------------------

 72 RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which such disagreements, if not resolved to the satisfaction of the predecessor independent registered public accounting firm, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such fiscal periods.

--------------------------------------------------------------------------------

                            RIVERSOURCE CORE BOND FUND -- 2007 ANNUAL REPORT  73

                       THIS PAGE LEFT BLANK INTENTIONALLY

                       THIS PAGE LEFT BLANK INTENTIONALLY

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.

GROWTH FUNDS
RiverSource Growth Fund
RiverSource Fundamental Growth Fund
RiverSource Disciplined Large Cap
   Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Aggressive Growth Fund
RiverSource Small Cap Growth Fund
Sector: RiverSource Global
   Technology Fund
BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Large Cap Equity Fund
RiverSource S&P 500 Index Fund*
RiverSource Disciplined Small and
   Mid Cap Equity Fund
RiverSource Small Cap Advantage
   Fund
RiverSource Small Company Index
   Fund
RiverSource Small Cap Equity Fund
Sector: RiverSource Precious Metals
   and Mining Fund
VALUE FUNDS
RiverSource Dividend Opportunity
   Fund
RiverSource Value Fund
RiverSource Fundamental Value Fund
RiverSource Equity Value Fund
RiverSource Large Cap Value Fund
RiverSource Diversified Equity
   Income Fund
RiverSource Select Value Fund
RiverSource Mid Cap Value Fund
RiverSource Disciplined Small Cap
   Value Fund
RiverSource Small Cap Value Fund
Sector: RiverSource Real Estate
   Fund
ASSET ALLOCATION FUNDS
RiverSource Portfolio Builder
   Conservative Fund
RiverSource Income Builder Basic
   Income Fund
RiverSource Income Builder Moderate
   Income Fund
RiverSource Income Builder Enhanced
   Income Fund
RiverSource Portfolio Builder
   Moderate Conservative Fund
RiverSource Portfolio Builder
   Moderate Fund
RiverSource Retirement Plus(SM)
   2010 Fund
RiverSource Balanced Fund
RiverSource Portfolio Builder
   Moderate Aggressive Fund
RiverSource Retirement Plus(SM)
   2015 Fund
RiverSource Strategic Allocation
   Fund
RiverSource Retirement Plus(SM)
   2020 Fund
RiverSource Portfolio Builder
   Aggressive Fund
RiverSource Retirement Plus(SM)
   2025 Fund
RiverSource Retirement Plus(SM)
   2030 Fund
RiverSource Retirement Plus(SM)
   2035 Fund
RiverSource Retirement Plus(SM)
   2040 Fund
RiverSource Retirement Plus(SM)
   2045 Fund
RiverSource Portfolio Builder Total
   Equity Fund

--------------------------------------------------------------------------------

THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Short Duration U.S.
   Government Fund
RiverSource U.S. Government
   Mortgage Fund
RiverSource Inflation Protected
   Securities Fund
RiverSource Floating Rate Fund
RiverSource Limited Duration Bond
   Fund
RiverSource Core Bond Fund
RiverSource Diversified Bond Fund
RiverSource Strategic Income
   Allocation Fund
RiverSource Income Opportunities
   Fund
RiverSource High Yield Bond Fund
RiverSource Global Bond Fund
RiverSource Emerging Markets Bond
   Fund
TAX-EXEMPT FUNDS
RiverSource Tax-Exempt Money Market
   Fund**
RiverSource Intermediate Tax-Exempt
   Fund
RiverSource Tax-Exempt Bond Fund
RiverSource State Tax-Exempt Funds
RiverSource Tax-Exempt High Income
   Fund
GLOBAL/INTERNATIONAL FUNDS
RiverSource Global Equity Fund
RiverSource International Select
   Value Fund
RiverSource International Equity
   Fund
RiverSource Disciplined
   International Equity Fund
RiverSource International
   Opportunity Fund
RiverSource International Small Cap
   Fund
RiverSource International
   Aggressive Growth Fund
RiverSource European Equity Fund
RiverSource Emerging Markets Fund

You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poor's(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH A MONEY MARKET FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN A MONEY MARKET FUND.

--------------------------------------------------------------------------------

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

     RIVERSOURCE(R) CORE BOND FUND

     734 Ameriprise Financial Center

     Minneapolis, MN 55474

     RIVERSOURCE.COM/FUNDS

                                    This report must be accompanied or preceded by the Fund's
                                    current prospectus.
                                    RiverSource(R) mutual funds are distributed by RiverSource
                                    Distributors, Inc.
                                    and Ameriprise Financial Services, Inc., Members FINRA, and
                                    managed by
       (RIVERSOURCE INVESTMENTS     RiverSource Investments, LLC. These companies are part of
       LOGO)                        Ameriprise Financial, Inc.                                                      S-6267 G (9/07)